BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
September 30, 2006 and 2005

	2006	2005
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$934,786	$566,296
Accounts receivable, trade, net of allowance for returns and uncollectible accounts $746,530 and 2005 $985,312 at September 2006 and 2005 respectively	14,315,870	13,572,374
Inventories	12,418,817	11,300,775
Prepaid expenses and other current assets	1,383,778	1,336,888
Income tax receivable	974,214	1,340,943
Deferred income taxes	846,146	300,643
Asset held for sale	175,436	—

	31,049,047	28,417,919

PROPERTY, PLANT AND EQUIPMENT, net	7,101,939	5,892,021

OTHER ASSETS
Cash surrender value of officers’ life insurance	151,950	153,595
Split-dollar insurance policy receivable	987,770	947,004
Loan origination fees, net of accumulated amortization 2006 $71,398; 2005 $32,454	55,595	94,539
Investment	42,400	42,400
Note receivable from employee	4,553	30,445
Intangible assets, net of accumulated amortization 2006 $3,838,720; 2005 $1,728,249	6,758,634	8,809,105

	8,000,902	10,077,088

TOTAL ASSETS	$46,151,888	$44,387,028

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable — Insurance premiums	$437,982	451,153
Current maturities of long-term debt	3,798,005	3,300,261
Accounts payable	3,637,858	3,100,683
Credit Line	5,364,703	6,182,345
Federal excise tax payable	158,095	122,257
Tax Payable	—	98,304
Accrued expenses	2,577,793	2,614,570
Warranty service reserve	231,199	222,297
Payable to stock supplier	99,290	108,927
Deferred compensation liability — current	83,208	59,303
Accrued product liability reserve	1,238,832	1,264,865

	17,626,965	17,524,965

NONCURRENT LIABILITIES
Long-term debt, net of current maturities	1,746,064	1,900,000
Deferred compensation liability, net of current amount	839,454	870,285
Deferred tax liability	5,525,450	6,076,427

Notes payable to former stockholders, net of current amount	13,692,492	16,093,990
Discount on Notes payable to former stockholders	(2,358,215)	(3,318,550)

	11,334,277	12,775,440

Mandatorily Redeemable Series A Preferred Stock (liquidation preference, including accumulated unpaid dividends of $6,436,697 as of September 30, 2006)	5,445,000	5,445,000
Accumulated unpaid dividends Series A Preferred Stock	991,697	447,197
Less:
Stockholder note receivable for purchase of stock	(345,000)	(445,000)

	6,091,697	5,447,197

	25,536,942	27,069,349

COMMITMENTS AND CONTINGENCIES (Note S)

STOCKHOLDERS’ EQUITY
Common stock $.001 par value: 10,000,000 authorized shares; zero issued and outstanding shares
Additional paid-in capital	48,670	—
Retained earnings	2,939,311	(207,286)

Total stockholders’ equity	2,987,981	(207,286)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,151,888	$44,387,028

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
For the nine months ended September 30, 2006 and 2005

	2006	2005
	(unaudited)	(unaudited)

Net Sales	48,772,551	46,648,010

Cost of goods sold	27,477,233	27,511,009

Gross profit	21,295,318	19,137,001

Operating expenses:
General and administrative	7,909,723	7,542,398
Research and development	224,582	185,477
Selling and marketing	8,150,197	6,703,013

Total operating expenses	16,284,502	14,430,888

Operating Income	5,010,816	4,706,113

Nonoperating income (expenses):
Interest expense, including dividends on mandatorily redeemable preferred stock)	(2,783,078)	(2,994,306)
Interest income	49,042	38,735
Other income	28,316	105,454

	(2,705,720)	(2,850,117)

Income before income taxes	2,305,096	1,855,996

Provision for income taxes	(1,032,902)	(802,849)

Net Income	$1,272,194	$1,053,147

The accompanying notes are an integral part of these financial statements.

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Unaudited Consolidated Statement of Changes in Stockholders’ Equity
Periods ending September 30, 2006 and 2005

					Retained
			Series A	Additional	Earnings
	Common	Common	Preferred	Paid-In	(Accumulated
	Shares	Stock	Shares	Capital	Deficit)	Total

Balance at December 31, 2004	—	$—	5,445	$5,439,555	$(1,260,433)	$4,184,567

Reclassification of Mandatory Redeemable shares			(5,445)	(5,439,555)		(5,445,000)

Net Income to Sept. 2005 (unaudited)					$1,053,147	1,053,147

Balance at September 30, 2005 (unaudited)	—	$—	—	$—	$(207,286)	$(207,286)

Balance at December 31, 2005	—	$—	—	$—	$1,667,117	1,667,117

Stock based compensation				$48,670		48,670

Net income to Sept. 2006 (unaudited)					$1,272,194	1,272,194

Balance at September 30, 2006 (unaudited)	—	$—		$48,670	$2,939,311	$2,987,981

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
For the nine months ending September 30, 2006 and 2005

	2006	2005
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$1,272,194	$1,053,147
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	350,927	237,050
Amortization of Loan origination fees	29,208	23,565
Amortization of Intangible assets	1,583,603	1,580,514
Discount on note payable to former shareholders	640,437	959,694
Stock based compensation	48,670	—
Provision for uncollectible accounts	221,386	475,390
Changes in assets and liabilities:
Accounts Receivable	(6,908,436)	(6,954,967)
Note Receivable from employees	10,786	4,000
Inventory	(1,498,086)	(1,875,711)
Cash Surrender Value of officer’s life insurance and Split Dollar life insurance policies	2,304	(124,276)
Prepaid Expenses	(163,556)	113,345
Prepaid Income Tax	(747,715)	(353,539)
Dividend accrued not paid	408,375	408,315
Accounts Payable & accrued expenses	1,776,999	235,262
Excise Tax Payable	110,401	31,800
Due from insurance company	968,741	—
Note payable — insurance premiums, net	168,178	119,310
Deferred compensation liability	(15,739)	19,759

Net cash used by operating activities	(1,741,323)	(4,047,342)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,541,270)	(806,354)
Acquisition of investment	—	(26,500)
Acquisition of intangibles	(60,000)	—

Net cash used by investing activities	(1,601,270)	(832,854)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stockholder note receivable	100,000	—
Proceeds from long term debt	581,417	—
Payment on long term debt	(49,110)	(126,485)
Payment of term note — citizens	(450,000)	2,650,000
Payment on Sellers Note	(1,999,998)	(4,199,506)
Notes payable — Credit Line	5,364,703	6,182,345

Net cash provided by financing activities	3,547,012	4,506,354

Net increase/(decrease) in cash and cash equivalent	204,419	(373,842)

Cash and cash equivalent, beginning of year	730,367	940,138

Cash and cash equivalent, end of the period	$934,786	$566,296

Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:
Interest	$1,734,266	$1,611,207
Income taxes	$2,102,199	$1,355,252
The accompanying notes are an integral part of these financial statements.

4

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
September 30, 2006 and 2005
NOTE A — NATURE OF BUSINESS
Bear Lake Acquisitions, Inc. and subsidiaries (collectively, the “Company”) are engaged in the manufacture of firearms and castings. Firearms are sold primarily to domestic distributors accounting for approximately 90% of the Company’s total sales for the periods ending September 30, 2006 and September 30, 2005. The castings produced by a subsidiary of the Company are used in manufacturing firearms and are also sold to customers throughout the United States in a variety of industries, and account for approximately 6% of the Company’s total sales for the periods ending September 30, 2006 and September 30, 2005. The Company has a subsidiary that consists of one retail store which sells products manufactured by the Company and other non-manufactured sporting goods, which accounted for 4% of the Company’s total sales for the periods ending September 30, 2006 and September 30, 2005.
The consolidated balance sheets as of September 30, 2006 and 2005, the consolidated statements of income for the nine months ended September 30, 2006 and 2005, the consolidated statement of changes in stockholders’ equity for the nine months ended September 30, 2006 and 2005, and the consolidated statements of cash flows for the nine months ended September 30, 2006 and 2005 have been prepared by management and are unaudited.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to fairly present the financial position, results of operations, changes in stockholders’ equity, and cash flows for the periods ended September 30, 2006 and 2005. All significant inter-company transactions have been eliminated.
The results of operations for the nine months ended September 30, 2006 may not be indicative of the results that may be expected for the year ended December 31, 2006 or any other period.
As discussed at Note Y, the Company was sold on January 3, 2007.
NOTE B — SUMMARY OF ACCOUNTING POLICIES
Principles of Consolidation
The financial statements include the accounts for Bear Lake Acquisitions Corp. and its wholly-owned subsidiaries, K. W. Thompson Tool Company, Inc., Thompson/Center Arms Company, Inc., O. L. Development, Inc., Bear Lake Holdings, Inc. and Fox Ridge Outfitters, Inc. All material intercompany balances and transactions, including profits on inventories, have been eliminated in consolidation.
Estimates and Assumptions
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Accordingly, actual results may differ from those estimates. Significant estimates include accounts receivable reserves, allowances for discounts and returns on sales, useful life of intangible assets, useful life of property, plant and equipment, future product liability, warranty obligations, senior executive supplemental retirement liability, bonus accruals, assumptions used to determine fair value of the Company’s stock options, liabilities for self-insured

5

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE B — SUMMARY OF ACCOUNTING POLICIES — Continued
workers compensation and self-insured health care. Additionally, the notes payable to former stockholders had been discounted to adjust the rate in the notes to a rate indicative of the risks involved in these notes. Forecasted principal payment amounts and assumed interest rate had been used to determine the discounted amount. The timing of these principal payments and/or a change in the rate could have a material impact on interest expense.
Revenue Recognition
Revenue is recognized when earned. Revenue is earned when there is persuasive evidence of an arrangement, the fee is fixed or determinable, title to the product has passed to the customer and the Company has determined that collection of the fee is probable or reasonably assured. Sales returns and allowances, sales discounts, sales incentive programs as well as firearms taxes are treated as reductions to sales and are provided for based on historical experience and current estimates.
The Company offers extended payment programs to certain customers. Revenue is recognized on these transactions upon title transfer, and at that time, the Company provides for estimated returns based upon historical return rates for these programs. The Company has not experienced significant credit losses on these transactions.
Intangible Assets
Identified intangible assets include customer lists and patents, both with estimated lives of 5 years. The Company monitors its intangible assets for impairment indicators. For the periods ending September 30, 2006 and September 30, 2005 the Company did not identify any indications of impairment.
Accounts Receivable and Allowance for Returns and Uncollectible Accounts
The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions and the financial stability of its customers. Receivables are written off when they are determined to be uncollectible. Historically, the realized losses have been within the range of management’s estimates. Customers must call for a RMA number before returns will be accepted.
Inventories
Inventories are stated at the lower of cost or market and include materials, labor and manufacturing overhead. Cost is determined by the first-in, first-out (FIFO) method.
Property, Plant and Equipment, Depreciation
Property, plant and equipment are carried at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred. Items which materially improve or extend the lives of existing assets are capitalized.

6

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE B — SUMMARY OF ACCOUNTING POLICIES — Continued
Depreciation of property, plant and equipment is computed using both the straight-line and accelerated methods over the following estimated useful lives:

Years
Buildings and improvements	10-39
Machinery and equipment	5-10
Furniture and fixtures	5-10
Motor vehicles	10
Loan Origination Fees
Loan origination fees are being amortized using the straight-line basis over the term of the related debt.
Cash and Cash Equivalents
For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. This includes investments in U. S. Government backed securities.
Income Taxes
The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
Advertising Costs
The Company generally expenses advertising cost as incurred (see Note N). The Company has a television show which is used to promote the Company’s and certain sponsor’s products. The cost of producing the show, net of sponsorship income, is amortized on a straight-line basis over the period which the episode is contracted to air. Any amounts deferred is not material to the financial statements.

7

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE B — SUMMARY OF ACCOUNTING POLICIES — Continued
Shipping and Handling Costs
The Company includes shipping and handling costs as selling expenses. Shipping costs generally comprise of payments to third-party shippers for the transportation of the Company’s products. Handling costs are costs incurred to move and prepare the products for shipment (see Note O). In some cases the Company does charge customers a fee for shipping costs and records these fees as revenue.
Foreign Currency
The Company enters into certain transactions in currencies other than its local currency, the U. S. dollar. Transaction gains and losses that arise from these transactions are included in results of operations as incurred.
Stock Options
On January 1, 2006 the Company adopted the provisions of SFAS 123R, Share Based Payment, a revision of SFAS No. 123 Accounting for Stock-Based Compensation and superseding Accounting Principles Board (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R requires the Company to recognize the cost of employee services received in exchange for grants issued under stock option and employee stock purchase plans, based on the fair value of awards, and recognized over the vesting period of the plans using the modified prospective transition method. Prior to January 1, 2006 the company measured employee stock based compensation under the provisions of APB Opinion 25 as permitted by SFAS 123. APB Opinion 25 provided for the compensation cost to be recognized over the vesting period of the options based on the difference, if any, between the fair market value of the Company’s stock and the option price on grant date.
Under the prospective method, the Company recognized compensation expense in the financial statements issued subsequent to January 1, 2006 for all stock-based payments granted, modified or settled subsequent to January 1, 2006 as well as for any awards that were granted prior to January 1, 2006 which were not fully vested as of that date. Compensation expense for those awards issued prior to January 1, 2006 was recognized using the fair values determined for the pro forma disclosures on stock-based compensation. The Company did grant stock-based compensation awards for the nine month period ended September 20, 2006, therefore compensation expense recognized for this period reflects the compensation expense for those awards issued prior to January 1, 2006 and those awards issued during the nine month period ended September 30, 2006 that have not fully vested.
The stock based compensation resulting from the application of SFAS 123R for the nine month period ended September 30, 2006 was equal to $48,670 ($29,202 net of tax), which was expensed as a component of General and Administrative expense for the period ending September 30, 2006.

8

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE B — SUMMARY OF ACCOUNTING POLICIES — Continued
Had compensation costs for the Company’s stock options been recognized based on fair value at the grant dates as required under SFAS 123 for period prior to January 1, 2006, the Company’s net income would have decreased by $28,940, net of tax
The fair value of each stock option is estimated on the date of the grant using the Black-Sholes option-pricing model with the following assumptions indicated below:

Assumptions	2006 Options	2005 Options
Expected life	5 years	5 years
Expected volatility range from	17.6%	22.0%
Dividends	0%	0%
Risk-free interest rate	4.79%	5.00%
Stock Options — continued
The weighted average fair value of the stock options granted in the 2006 and 2005 years for ISO stock based compensation is $0.917 and $0.26 respectively and for Special Value Appreciation Stock Options issued in the 2005 year, the stock-based compensation is $0.0004. Refer to Note X for details on the Stock Option Plans.
NOTE C — INVENTORIES

The composition of inventories is as follows:	2006	2005

Raw materials	$3,725,925	$2,739,610
Work-in-process	4,172,532	4,419,499
Finished goods	4,520,360	4,141,666

Total	$12,418,817	$11,300,775
NOTE D — INVESTMENT
At September 30, 2006 and September 30, 2005, the Company had an investment in its former product liability insurance provider (PLIC). This investment was made as the PLIC passed a resolution requiring all policyholders to purchase shares in the PLIC equal to one-third of the deposit premiums for policies initiated between July 1, 2002 and June 30, 2003. Dividends were paid on the amount invested at LIBOR plus 3%. The shares hold no voting rights, and they were redeemable at the option of the Company or the PLIC any time after July 1, 2007 at the paid in value, subject to PLIC’s statutory capital and surplus equaling at least $4,000,000. The shares may also be redeemable, based on a vesting schedule relating to the length of time the Company is a policyholder, at the option of the PLIC if the Company ceases to be a policyholder.

9

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE D — INVESTMENT — Continued
On March 31, 2005 the Company changed insurance providers. The Company elected to pay the final installment for the required investment in PLIC of $26,500 and hold the investment in PLIC until maturity on July 1, 2007. Since the Company ceased to use PLIC as an insurance provider the investment was deemed impaired and written down to its vested value of $42,400 at September 30, 2006. The total amount paid for this investment was $106,000. The Company estimates the value of the investment to be $42,400 as of September 30, 2006 and 2005.
NOTE E — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net are as follows:	2006	2005

Land	$745,215	$920,652
Buildings and improvements	2,617,556	2,566,491
Machinery and equipment	3,276,594	2,046,377
Furniture and fixtures	781,492	268,409
Motor vehicles	65,873	147,597
Construction in progress	326,471	205,904

Total	7,813,201	6,155,430
Less accumulated depreciation	(711,262)	(263,409)

	$7,101,939	$5,892,021

NOTE F — PAYABLE TO STOCK SUPPLIER
Payable to stock supplier represents amount due to a vendor for purchase of tooling. This tooling is used to produce a purchased rifle stock. Repayment of the obligation is based on the volume of the stocks purchased from this vendor. This obligation bears interest at 3.26% annually. At September 30, 2006 and September 30, 2005 the balance due on this obligation was $99,290 and $108,702 respectively.
NOTE G — DEBT OBLIGATIONS
Debt obligations consist of the following at September 30, 2006 and September 30, 2005:

	2006	2005
Note payable — insurance premium, with a finance company, with interest at 7.59%, payable in monthly installments of principal and interest of $91,198 due March, 2007	$437,982	$451,153

Note payable, with a bank, with interest at Prime Rate, payable in monthly installments of $50,000 principal and interest, due February, 2010. As of September 30, 2006, the rate was 8.25%	$2,100,000	$2,650,000

Note payable, former stockholder, unsecured, interest at Prime Rate + 3%, to a ceiling of 9%, payable based on excess cash calculation, as defined, due December, 2009. As of September 30, 2006 the rate was 9%	$11,063,598	$12,394,598

Note payable, former stockholder, unsecured, interest at Prime Rate + 3%, to a ceiling of 9%, payable based on excess cash calculation, as defined, due December 2009. As of September 30, 2006 the rate was 9%	$5,560,892	$6,229,892

Note payable, with a bank, with interest at 8.14%, payable in monthly installments of $7,384 principal and interest, due May 2011	$363,064	$0

Note payable, with a bank, with interest at 7.60%, payable in monthly installments of $3,395 principal and interest, due September, 2011	$169,007	$0

Note payable, finance company, collateralized by a vehicle, with interest at 4.99%, payable in monthly installments for principal and interest of $1,246, due March, 2007	$0	$19,761

Gross debt obligation	$19,674,543	$21,745,404

Less fair value discount	(2,358,215)	(3,318,550)

Less current portion	(4,235,987)	(3,751,414)

Long-term debt	$13,080,041	$14,675,440

10

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE G — DEBT OBLIGATIONS — Continued
At September 30, 2006, long-term debt matures (or in the case of the notes payable to the former stockholders is projected to mature — see below) as follows:

2007	$4,235,986
2008	3,685,467
2009	11,418,350
2010	268,949
2011	65,791

Total	$19,674,543

Notes payable to the former stockholder require payment of interest quarterly. In addition, annual principal payments are required; however, the Company can elect to make additional principal payments during the year. These principal payments are based on an excess cash calculation for fiscal years 2005, 2006, 2007, and 2008 with a final payment due in fiscal 2009. These annual payments are computed as 50% of the “Excess Cash Flow”, as defined and 50% of the required payment is to be paid by the 20th day of January immediately following the measuring fiscal year. The remaining balance of the “Excess Cash Flow” payment is required to be paid on the earlier of seven days after the approval and delivery of audited financial statements or the 30th day of April. Excess Cash Flow as defined in the agreement is generally computed as the Company’s annual earnings before interest, taxes, depreciation and amortization, less capital expenditures, less interest paid, less taxes paid, less principal debt payments, less changes in net working capital, as defined.
The discount on the notes payable to former stockholders was computed from the difference of an effective 15% interest rate factor and the stated rate. The effective rate used was based on a return equity, recognizing that the timing of certain payments is contingent on cash flow of the acquired company. The difference of the effective rate of 15% and actual rate, prime rate plus 3% (capped at 9%) which was 9% at September 30, 2006 and September 30, 2005, will be amortized as interest over the term of the debt.
The Company has a term note and a revolving line-of-credit. Both instruments are part of the same debt agreement. The revolving line-of-credit is classified as a demand facility, with a termination date of December 2, 2007. The Company may borrow the lesser of $12,000,000 (not including existing letters of credit of $366,600 and $452,500 respectively for September 30 2006 and September 30, 2005) on its revolving line-of-credit or an amount based on acceptable accounts receivable and inventory (the “Borrowing Base”). The borrowing base at September 30, 2006 and September 30, 2005, provided a net borrowing availability of $7,022,855 and $7,385,718 respectively. The line of credit is secured by substantially all assets of the Company and guaranteed by the Company and its subsidiaries. Borrowings on the line of credit bear interest at Prime Rate or LIBOR plus 2.5% at the option of the Company. At September 30, 2006 and September 30, 2005 , there was $5,364,703 and $6,182,352 respectively outstanding on the line of credit. The term note bears interest at Prime Rate, which was 8.25% or LIBOR plus 2.5% at September 30, 2006. The term note and the line of credit contain the following restrictive covenants; book net worth, maximum capital expenditures and debt service coverage ratio, as defined. On July 17, 2006 the Company obtained an amendment to the associated debt agreement to include the Series A Preferred Stock in its book net worth for the calculation of this covenant.

11

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE G — DEBT OBLIGATIONS — Continued
Loan Origination Fees
The Company incurred loan origination fees in connection with establishing its revolving line-of-credit and term note. These fees have been deferred and are being amortized over the life of the debt instruments. Total fees incurred for the term note were $25, 399 and the life of this instrument is five years. Total fees incurred for the revolving line-of-credit were $101,594 and the life of the instrument is three years. Amortization expense of approximately $29,208 and $23,565 were included as interest expense in the statement of income as of September 30, 2006 and September 30, 2005 respectively.
The following is a summary of estimated aggregate amortization expense of loan origination fees for each of the four succeeding fiscal years:

2007	$45,859
2008	5,080
2009	4,656

Total	$55,595

For the period ended September 30, 2006 and 2005, interest expense consisted of the following:

	2006	2005
Notes payable — former stockholder	$1,250,410	$1,294,132
Amortization of discount on note payable — former stockholder	640,437	959,694
A preferred stock dividends	408,375	408,375
Revolving line of credit and term note	407,394	248,424
Other	76,462	83,681

Total	$2,783,078	$2,994,306

NOTE H — INTANGIBLE ASSETS
The Company estimated the useful lives of the acquired intangible assets (Patents and Customer Lists) to be 5 years.

12

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE H — INTANGIBLE ASSETS — Continued
Intangible Assets subject to amortization include:

		Life	Accumulated
	Cost	(Years)	Amortization	Net
Customer List	$5,004,069	5	$1,821,540	$3,182,529
Patents	5,593,285	5	2,017,180	3,576,105

Total intangibles	$10,597,354		$3,838,720	$6,758,634

The Company amortizes intangible assets with finite lives over the estimated useful lives of the respective assets. Amortization expense for the periods ending September 30, 2006 and September 30, 2005 was approximately $1,583,603 and $1,580,603 respectively and is included in operating expenses in the statement of income. The following is a summary of estimated aggregate amortization expense of intangible assets for each of the succeeding fiscal years:

2007	$2,649,321
2008	2,119,453
2009	1,971,860
2010	12,000
2011	6,000

Total	$6,758,634

NOTE I — STOCKHOLDER NOTE RECEIVABLE FOR PURCHASE OF PREFERRED STOCK
The Company has a note receivable from a stockholder totaling $445,000 in connection with a purchase of 445,000 shares of Series A Preferred Stock. An optional principal payment of $100,000 was made in September 2006, leaving a balance due on the note of $345,000 as at September 30, 2006. Repayment terms of the note are interest only for the period from January 1, 2005 thought December 31, 2007, and principal payments to be amortized over a three-year period beginning January 1, 2008 Interest is computed at 5% for the first year and adjusted to the prime rate on January 1 of each subsequent year, which was 7.25% of January 1, 2006. During the May 3, 2006 Board meeting, as the Company agreed to revise the interest rate on the Ritz Note to a fixed rate of 5% , effective beginning with the May 2006 monthly period. Total interest received for the nine month period ended September 30, 2006 was $20,025. This note is secured by the pledge of the preferred stock of the Company purchased by the stockholder. The $345,000 balance due has been subsequently paid on December 29, 2006.

13

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE J — COMMON STOCK AND MANDATORILY REDEEMABLE PREFERRED STOCK
The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation of Bear Lake Acquisitions on February 21, 2006 and received approval from the Secretary of State of the State of Delaware to a reverse stock split of 1/1,000. The total number of shares of capital stock which the Company is authorized to issue is 15,455 of which 10,000 shares are Common Stock, with a par value of $0.001 per share and 5,455 shares are Preferred Stock, with a par value of $0.001 per share. All of the shares of Preferred Stock are designated “Series A Preferred Stock”. As of September 30, 2006, there were no shares of common stock issued and outstanding and 5,445 shares of Series A Preferred Stock were issued and outstanding.
Common Stock
The common stock has the following features:
Dividends
The holders of common stock are entitled to receive dividends when and if declared by the Company’s Board of Directors.
Voting
The holders of common stock are entitled to one vote per share.
Liquidation
Subject to the provisions pertaining to the liquidation preferences of the holders of the Series A Preferred Stock, the holders of common stock are entitled to participate ratably on a per share basis, in all distributions to the holders of common stock in any liquidation, dissolution or winding-up of the Company.

14

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE J — COMMON STOCK AND MANDATORILY REDEEMABLE PREFERRED STOCK — Continued
Series A Preferred Stock
Subject to certain limiting conditions the Company has the right and the obligation to redeem all outstanding shares of Series A Preferred Stock at a price equal to a liquidation value of $1,000.00 per share plus accrued and unpaid dividends on December 2, 2014. In 2005, the Company adopted SFAS 150 Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”) which required the reclassification of these shares from equity to liability. At September 30, 2006 and 2005 these shares and dividends consist of:

	2006	2005
Series A Preferred Stock — $0.001 par value, 10,000,000 are authorized, 5,455 shares are issued and outstanding	$5,445,000	$5,445,000
Accrued dividends	991,697	447,197
Less:
Stockholder loan receivable for purchase of stock	(345,000)	(445,000)

Total	$6,091,697	$5,447,197

The Series A Preferred Stock has the following preferences:
Dividends
The holders of Series A Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of 10.00% of $1,000.00 per share from and after the issue date, in preference to dividends on common stock, if any. Such dividends accrue whether or not declared by the Board of Directors.
Dividends accrued after the adoption of SFAS No. 150 are required to be recorded as interest expense in the Statement of Operations and amounted to $408,375 for the periods ended September 30, 2006 and 2005.
Voting
The holders of Series A Preferred Stock are entitled to a number of votes per share equal to one vote per share of the common stock of the Company into which such share of Series A Preferred Stock is convertible on the record date for such vote. The affirmative vote of the holders of at least sixty-six percent (66%) supermajority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, is required to approve numerous significant transactions and/or material events as defined in the Company’s articles of incorporation.

15

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE J — COMMON STOCK AND MANDATORILY REDEEMABLE PREFERRED STOCK — Continued
Conversion
Each share of Series A Preferred Stock is convertible at a rate of one share of Series A Preferred Stock to one share of Common Stock at the option of the holder thereof into fully paid and non-assessable shares of Common Stock.
Liquidation
Upon any liquidation, dissolution or winding up of the Company or any substantial part of its property, the holders of Series A Preferred Stock will receive, in preference to all common stockholders, an amount equal to $1,000.00 per share plus accrued and unpaid dividends.
NOTE K — RELATED PARTY TRANSACTIONS
The Company has entered into transactions with some of its employees and has outstanding receivables as of September 30, 2006 and 2005 for $4,553 and $30,445 respectively as a result of these transactions.
The Company receives operational support services from certain of its shareholders, including persons or entities controlled by such shareholders and such persons, deemed related parties of the Company. These strategic advisory services provided under this agreement include executive management, accounting, marketing information technology, public relations, human resources and new business development research. For the periods ending September 30, 2006 and 2005. the Company paid $225,000 and $225,000 respectively in expenses related to such support from the related party.
The Company also paid $206,446 and $79,817 respectively in legal expenses incurred by or for such persons in connection with Board of Directors, certain of its shareholders and note holders, who are former shareholders, as related parties for the period ended September 30, 2006 and September 30, 2005.
NOTE L — PRODUCT WARRANTY OBLIGATIONS
All firearm products of the Company carry a lifetime warranty against defects in either material or workmanship whereby service or repairs will be made free of charge by the Company. Warranty cost for the periods ending September 30, 2006 and September 30,2005 amounted to $173,713 and $163,541 respectively. The Company has established a warranty reserve of $231,199 as of September 30, 2006 and $222,297 as of September 30, 2005 for future costs based on management’s estimate of warranty exposure.
NOTE M — RESEARCH AND DEVELOPMENT
Research and development expenses amounted to $224,582 and $185,477 respectively for the period ended September 30, 2006 and September 30,2005.

16

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE N — ADVERTISING COSTS
Advertising expense for the period ended September 30, 2006 and September 30, 2005 amounted to $3,658,426 and $2,592,392 respectively . At September 30, 2006 and September 30, 2005, included in prepaid expenses are costs of approximately $350,473 and $378,206 respectively, related to programs which will contractually be televised in the fourth quarters of 2006 and 2005.
NOTE O — SHIPPING AND HANDLING COSTS
Total costs of shipping product to customers amounted to $837,084 and $693,273 , and total handling costs amounted to $336,900 and $197,451 for the periods ended September 30, 2006 and 2005 respectively.
NOTE P — RETIREMENT PLANS
The Company has a defined contribution profit-sharing plan covering substantially all employees based on certain eligibility criteria. The Board of Directors, at its discretion, determines contributions to be made from net income of the Company. Similar to the amount as approved by the Board of Directors in 2005 of $800,000, the Company accrued $600,000 for the period ending September 30, 2006. In addition, the Company has a 401(k) feature to the profit-sharing plan. The plan calls for the Company to make matching contributions equal to 50% of the first 6% of participating employees’ wages. The Company’s accrued matching contribution were $159,346 and $153,640 for the periods ended September 30, 2006 and September 30, 2005.
In addition, the Company has a senior executive supplemental retirement plan (“executive plan”) for certain officers, which covered six current and former executives at September 30, 2006. Benefits under this plan are paid monthly (currently monthly benefit is $2,863 and is adjusted annually based on the percent change in the CPI for all Urban Consumers) for ten years following the retirement of an officer or director. This is an unfunded, non-qualified and non-contributory Plan whereas all future obligations are paid by the Company. As of September 30, 2006 and 2005, $922,662 and $929,730 respectively has been accrued in the financial statements, based upon the present value of the future obligation.
Estimated annual amounts to be paid without considering future annual adjustments on the executive plan are as follows:

Balance of 2006	$25,767
2007	137,424
2008	137,424
2009	125,972
2010	103,068
Thereafter	775,878

$1,305,533

17

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE P — RETIREMENT PLANS — Continued
Under the executive plan, the Company may also continue to pay the Company’s portion of health insurance premiums as offered to employees until the retiree becomes eligible for Medicare. As of September 30, 2006, there were three individuals receiving cash payments under this plan and none of them was eligible to receive the health insurance benefit. Two current officers are eligible to receive the Health insurance portion of the plan upon retirement and the Company had an independent analysis done to determine the future liability of the plan. Based on this analysis, the Company has accrued for and expensed $9,789 in Post Retirement Medical cost in SG&A during the period ended September 30, 2006. This valuation used active census data provided by KW Thompson Co. and the net periodic postretirement benefit cost for 2006 uses a disclosure discount rate of 5.75%.
NOTE Q — OPERATING/CAPITAL LEASES
The Company is leasing equipment and a building under operating leases that continue through December 2008. At September 30, 2006, minimum annual rental commitments under non-cancelable leases were as follows:

2007	$24,927
2008	15,400
The Company is also leasing computer equipment and production machinery under capital leases that continues through September 30, 2011 and May 31, 2011. (See Note G)
NOTE R — INCOME TAXES
The Company’s effective tax rate was 44.9% for the nine month period ended September 30, 2006 and 43.2% for the nine month period ended September 30, 2005. The difference between the statutory rate of 40% and the effective rate arisen primarily from interest on preferred stock and stock option expense.
NOTE S — COMMITMENTS AND CONTINGENCIES
The Company is a defendant in a number of cases involving product liability claims. At September 30, 2006 and September 30, 2005, the Company has product liability accruals totaling $1,238,832 and $1,264,865 respectively. The Company has insurance coverage for claims in excess of its self-insured retention amount at September 30, 2006, which is currently at $1,000,000. Management believes that, in every case, the allegations of defective design are unfounded, the accident and any results there from have been due to negligence or misuse of the firearm by the alleging party or a third party and that there should be no recovery against the Company. In the opinion of management, after consultation with its special and corporate counsel’s, the outcomes of these cases will not have a material adverse effect on the financial condition of the Company.
The Company is liable for a percentage of the clean up of an environmental group site of a former vendor the Company used to do business with. The Company has a 0.05% responsibility for the total assessment of this site. The latest annual assessment issued by the ReSolve Site Group (the group responsible for managing the clean up of the site) for the period from July 1, 2006 to June 30, 2007 was $860,000 and the Company’s share was $456. The Company does not believe that its .05% share of the ultimate liability is mandated.
The Company is involved in various litigation through the normal course of business and management believes that, in every case, the allegations asserted are unfounded and estimates that there should be no recovery against the Company. In the opinion of management, after consultation with its special and corporate counsels the outcomes of these cases will not have a material adverse effect on the financial condition of the Company.

18

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE T — CREDIT RISK
The Company maintains its cash in bank deposit accounts at a local financial institution, which at times during the year may exceed federally insured limits. At September 30, 2006, the amount in excess of the federal insured limits was approximately $730,057. The Company has not experienced any losses in the accounts. The Company believes it is not exposed to any significant credit risk in its cash accounts.
NOTE U — SPLIT-DOLLAR INSURANCE/CASH SURRENDER VALUES POLICY RECEIVABLE
The Company and two of its former stockholders had purchased life insurance policies which are owned by those stockholders. Premiums on these policies were paid by both the Company and the former stockholders personally. The agreements require the Company to be reimbursed for its share of the premiums paid upon termination of agreement or payment of death benefits. Amounts due from the former stockholders relating to these agreements amounted to $987,770 and $947,004 at September 30, 2006 and September 30, 2005 respectively. The Company also has five life insurance policies on two prior stockholders for which the Company is the beneficiary. The cash surrender value of these policies amounted to $151,950 and $153,595 at September 30, 2006 and September 30, 2005 respectively.
NOTE V — CONCENTRATIONS
Two customers accounted for approximately 12% and 11% of total sales respectively for the period ended September 30, 2006 and 2005.
Two customers accounted for approximately 13% and 11% of the outstanding accounts receivable balance respectively for the period ended September 30, 2006 and 2005:
NOTE W — SELF-INSURANCE
Self-Insured Health Insurance Plan
The Company is self-insured for health benefits provided to employees. The Company maintains stop-loss insurance coverage. For the period ended September 30, 2006 and 2005, the aggregate stop loss threshold after which the re-insurer will cover claims incurred was $3,537,634 and $1,848,397. At September 30, 2006 and 2005 the Company had paid out a total of $2,273,337 and $2,599,638 in claims. In 2006 the Company collected approximately $968,000 of the $1m receivable for prior year claims in excess of the stop loss threshold.
Self-Insured Workers Compensation
The Company ceased to self-insure for workers compensation and purchased coverage on a guaranteed contract policy basis on November 5, 2005 but is still responsible for outstanding claims pending during the period of the self-insurance/large deductible policy. The Company estimates that the amount of the outstanding claims owed at September 30, 2006 is approximately $82,143 and has accrued for this amount. This accrual is based on identified claim incidents during the self-insured period.

19

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE X — STOCK OPTIONS
2005 Stock Incentive Plan
The Company has granted stock options to purchase shares of common stock to certain employees under the 2005 Stock Incentive Plan adopted by the Board of Directors on January 10, 2005. The plan has two types of options, Incentive Stock Options “ISO Options” and Special Value Appreciation Stock options “VAR Options”.
Incentive Stock Options
Options become fully exercisable in four years with 20% vested immediately and graded vesting of 20% at issue and 20% each year thereafter. These ISO Options expire five years from the grant date. ISO Option activity is summarized initially and at September 30, 2006 of below.

		Weighted
	Underlying	Average
	Stock	Exercise
	Options	Price
Outstanding, January 1, 2005		$—
Granted	462,825	$1.09
Forfeitures	—	—
Outstanding December 31, 2005	462,825	$1.09

Granted	95,288	$3.67
Forfeitures	—	—

Outstanding, September 30, 2006	558,113	$1.53

Exercisable, September 30, 2006	204,188	$1.33

		Options Outstanding		Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Range	Number	Remaining	Exercise	Number	Exercise
Of Exercise Price	Outstanding	Life	Price	Exercisable	Price

$1.00 — 1.10	462,825	3.29	$1.09	185,130	$1.09
$3.67	95,288	4.59	$3.67	19,058	$3.67
Special VAR Stock Options
The Company also has special value appreciation stock options (the “VAR Options”). These options are part of the 2005 Stock Incentive Plan entered into by the Board of Directors on January 10, 2005. The VAR options vest over a five-year period. These options expire five years from the grant date. To the extent vested, the VAR Options shall only become exercisable by holder upon a change of control transaction of the Company, as defined in the Company’s stockholders agreement (the “Exercise Condition”).

20

BEAR LAKE ACQUISITION CORP. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements — Continued
September 30, 2006 and 2005
NOTE X — STOCK OPTIONS — Continued
The exercise price for each of these options is five times fair value ($1.00) of the share price at the grant date of $5.00 per share. The grant date for these options was January 10, 2005. At September 30, 2006, VAR Options to purchase 108,900 shares were vested and qualified to be exercised subject fulfillment of the Exercise Condition.

Weighted
Average
	VAR Stock	Exercise
	Options	Price
Outstanding, January 1, 2005	—	—
Granted	272,250	$5.00
Forfeitures	—	—
Outstanding, December 31, 2005	272,250	$5.00

Granted	—	—
Forfeitures	—	—

Outstanding, September 30, 2006	272,250	$5.00
Exercisable, September 30, 2006	—	—

		Options Outstanding		Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Exercise Price	Outstanding	Life	Price	Exercisable	Price
$5.00	272,250	3.29	$5.00	—	$—
At September 30, 2006, 19,638 shares were available under the 2005 Stock Incentive Plan for future grants of any type of options. A meeting of the stockholders was held on May 3, 2006 to increase the total amount of shares eligible to be offered under the 2005 Stock Option Incentive Plan by 33,250 shares for a total of 850,000 shares. The weighted average fair value of the stock options granted in the 2006 and 2005 years for the fiscal period ended September 30, 2006 for ISO stock based compensation is $0.917 and $0.26 per option and for Special Value Appreciation Stock Options stock-based compensation is $0.0004 per option. Refer to Note B — Stock Options for additional details on assumptions used relating to the above stock-based compensation.
NOTE Y — SUBSEQUENT EVENTS
On January 3, 2007, Smith & Wesson Holding Corporation completed the acquisition of Bear Lake Acquisition Corp. and its subsidiaries, including Thompson/Center Arms Company, Inc., for $102,000,000 in cash.

21

Report of Independent Certified Public Accountants
Board of Directors
Bear Lake Acquisitions Corp.
          We have audited the accompanying consolidated balance sheet of Bear Lake Acquisitions Corp. and subsidiaries (collectively, “the Company”) as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
          We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bear Lake Acquisitions Corp. and subsidiaries as of December 31, 2005, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Boston, Massachusetts
July 26, 2006, except for Note Y, as to which the date is January 3, 2007

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$730,367
Accounts receivable, trade, net of allowance for returns and uncollectible accounts $525,144	7,628,820
Inventories	10,920,731
Prepaid expenses	1,188,963
Due from insurance company – stop loss health insurance	1,000,000
Income tax receivable	226,499
Deferred income taxes	846,146

22,541,526

PROPERTY, PLANT AND EQUIPMENT, net	6,087,032

OTHER ASSETS
Cash surrender value of officers’ life insurance	154,254
Split-dollar insurance policy receivable	987,770
Loan origination fees, net of accumulated amortization $33,300	84,803
Investment	42,400
Note receivable from employee	15,339
Intangible assets, net of accumulated amortization $2,255,117	8,282,237

9,566,803

$38,195,361

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable — Insurance premiums	$269,804
Current maturities of long-term debt	3,180,500
Accounts payable	1,903,664
Federal excise tax payable	47,694
Accrued expenses	2,528,181
Warranty service reserve	230,335
Payable to stock supplier	106,960
Deferred compensation liability - current	98,947
Accrued product liability reserve	1,238,832

9,604,917

NONCURRENT LIABILITIES
Long-term debt, net of current maturities	1,900,000
Deferred compensation liability, net of current amount	819,216
Deferred tax liability	5,525,450

Notes payable to former stockholders	16,093,990
Discount on Notes payable to former stockholders	(2,998,652)

13,095,338

Mandatorily Redeemable Series A Preferred Stock (liquidation preference, including accumulated unpaid dividends of $6,028,323 as of December 31, 2005)	5,445,000
Less:
Stockholder note receivable for purchase of stock	(445,000)

5,000,000

Accumulated unpaid dividends Series A Preferred Stock	583,323

26,923,327

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock $.001 par value; 10,000,000 authorized shares; zero issued and outstanding shares	—
Retained earnings	1,667,117

Total stockholders’ equity	1,667,117

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,195,361

     The accompanying notes are an integral part of these financial statements.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Consolidated Statement of Operations
For the period December 31, 2005

Sales	$70,971,620
Less:
Discounts and returns	2,268,625
Federal fire arms taxes	3,132,390

Net sales	65,570,605

Cost of goods sold	36,565,658

Gross profit	29,004,947

Operating expenses:
General and administrative	10,273,122
Selling	9,757,501

Total operating expenses	20,030,623

Operating Income	8,974,324

Nonoperating income (expense):
Interest expense, including dividends on mandatorily redeemable preferred stock	(3,970,179)
Interest income	116,596
Other income	38,593

(3,814,990)

Income before income taxes	5,159,334

Provision for income taxes	2,231,784

Net income	$2,927,550

     The accompanying notes are an integral part of these financial statements.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Consolidated Statement of Changes in Stockholders’ Equity
December 31, 2005

						Retained	Stockholder Note
			Series A	Series A	Additional	Earnings	Receivable for	Total
	Common	Common	Preferred	Preferred	Paid-In	(Accumulated	Purchase of	Stockholders’
	Shares	Stock	Shares	Stock	Capital	Deficit)	Preferred Stock	Equity
Balance at December 31, 2004	—	$—	5,445,000	$5,445	$5,439,555	$(1,260,433)	$(445,000)	$3,739,567

Reclassification of Mandatorily
Redeemable Shares (Note J)			(5,445,000)	(5,445)	(5,439,555)		445,000	(5,000,000)

Net income						2,927,550		2,927,550

Balance at December 31, 2005	—	$—	—	$—	$—	$1,667,117	$—	$1,667,117

     The accompanying notes are an integral part of these financial statements.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
For the period December 31, 2005

CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$2,927,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	333,979
Amortization of loan origination fees	33,301
Amortization of intangible assets	2,107,471
Amortization of discount on note payable to former shareholders	1,279,592
Deferred tax benefit	(1,096,480)
Provision for uncollectible accounts	15,222
Changes in assets and liabilities:
Accounts receivable, trade	(551,245)
Note receivable from employees	19,106
Inventories	(1,495,667)
Cash surrender value of officer’s life insurance and Split dollar life insurance policies	(165,701)
Prepaid expenses	234,770
Accounts payable and accrued expenses	(1,069,736)
Dividends accrued not paid	544,500
Federal excise taxes payable	(42,763)
Prepaid income taxes	987,404
Due from insurance company - stop loss health insurance	(1,000,000)
Notes payable - insurance premiums	(62,039)
Income taxes receivable	(226,499)
Deferred compensation liability	(28,672)

Net cash provided by operating activities	2,744,093

CASH FLOWS FROM INVESTING ACTIVITY:
Purchases of property, plant and equipment	(1,098,293)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from long term debt	3,000,000
Repayments of long term debt and notes payable — Insurance premiums	(480,061)
Payments on notes payable to former stockholders	(4,375,510)

Net cash used in financing activities	(1,855,571)

Net decrease in cash and cash equivalent	(209,771)

Cash and cash equivalents, beginning of year	940,138

Cash and cash equivalents, end of year	$730,367

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
Interest	$2,116,493
Income taxes	$2,891,252
     The accompanying notes are an integral part of these financial statements.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005
NOTE A — NATURE OF BUSINESS
Bear Lake Acquisition, Inc. and subsidiaries (collectively, the “Company”) are engaged in the manufacture of castings and firearms. Firearms are sold primarily to domestic distributors accounting for approximately 88% of the Company’s total sales for 2005. The castings produced by a subsidiary of the Company are used in manufacturing firearms and are also sold to customers throughout the United States in a variety of industries, and accounted for approximately 7% of the Company’s total sales for 2005. The Company has a subsidiary that consists of one retail store which sells products manufactured by the Company and other non-manufactured sporting goods, which accounted for 5% of the Company’s total sales for 2005.
As discussed at Note Y, the Company was sold on January 3, 2007.
NOTE B — SUMMARY OF ACCOUNTING POLICIES
Principles of Consolidation
The financial statements include the accounts of Bear Lake Acquisitions Corp. and its wholly-owned subsidiaries, K.W. Thompson Tool Company, Inc., Thompson Center Arms Company, Inc., O. L. Development, Inc., Bear Lake Holdings, Inc., and Fox Ridge Outfitters, Inc. All material intercompany balances and transactions, including profits on inventories, have been eliminated in consolidation.
     Estimates and Assumptions
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Accordingly, actual results may differ from those estimates. Significant estimates include accounts receivable reserves, allowances for discounts and returns on sales, useful life of intangible assets, useful life of property, plant and equipment, future product liability, warranty obligations, senior executive supplemental retirement liability, bonus accruals, assumptions used to determine fair value of the Company’s stock options, classification of debt in light of covenant violations and waivers and liabilities for self-insured workers compensation and self-insured health care. Additionally the notes payable to former stockholders had been discounted to adjust the rate in the notes to a rate indicative of the risks involved in these notes. Forecasted principal payment amounts and assumed interest rate had been used to determine the discounted amount. The timing of these principal payments and/or a change in the rate could have a material impact on interest expense.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE B — SUMMARY OF ACCOUNTING POLICIES — Continued
     Revenue Recognition
For financial reporting purposes, the Company is on the accrual method of accounting whereby revenue is recognized when earned. Revenue is earned when there is persuasive evidence of an arrangement, the fee is fixed or determinable, title to the product has passed to the customer and the Company has determined that collection of the fee is probable or reasonably assured. Sales returns and allowances, sales discounts, as well as fire arms taxes are treated as reductions to sales and are provided for based on historical experience and current estimates.
The Company offers extended payment programs to certain customers. Revenue is recognized on these transactions upon title transfer, and at that time, the Company provides for estimated returns based upon historical return rates for these programs. The Company has not experienced significant credit losses on these transactions.
     Intangible Assets
Identified intangible assets include customer lists and patents, both with estimated lives of 5 years. The Company monitors its intangible assets for impairment indicators. For the year ended December 31, 2005 the Company did not identify any indications of impairment.
     Accounts Receivable
The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions and the financial stability of its customers. Receivables are written off when they are determined to be uncollectible. Historically, the realized losses have been within the range of management’s estimates.
     Inventories
Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.
     Property, Plant and Equipment, Depreciation
Property, plant and equipment are carried at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred. Items which materially improve or extend the lives of existing assets are capitalized.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE B — SUMMARY OF ACCOUNTING POLICIES — Continued
Depreciation of property, plant and equipment is computed using both the straight-line and accelerated methods over the following estimated useful lives:

Years
Buildings and improvements	10-39
Machinery and equipment	5-10
Furniture and fixtures	5-10
Motor vehicles	10
     Loan Originations Fees
Loan origination fees are being amortized using the straight-line basis over the term of the related debt.
     Cash and Cash Equivalents
For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. This includes investments in U.S. Government backed securities.
     Income Taxes
The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
     Advertising Costs
The Company generally expenses advertising cost as incurred. The Company has a television show which is used to promote the Company’s and certain sponsor’s products. The cost of producing the show, net of sponsorship income, is amortized on a straight-line basis over the period which the episode is contracted to air. Any amounts determined is not material to the financial statements.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE B — SUMMARY OF ACCOUNTING POLICIES — Continued
     Shipping and Handling Costs
The Company includes shipping and handling costs as selling expenses. Shipping costs generally comprise of payments to third-party shippers for the transportation of the Company’s products. Handling costs are costs incurred to move and prepare the products for shipment. In some cases the Company does charge customers a fee for shipping costs and records these fees as revenue. For the year ended December 31, 2005 these fees were not material.
     Foreign Currency
The Company enters into certain transactions in currencies other than its local currency, the U.S. dollar. Transaction gains and losses that arise from these transactions are included in results of operations as incurred. For the year ended December 31, 2005 the Company’s realized exchange gains/losses were not material.
     Stock Options
During 2005, the Company issued stock options to certain of its employees. SFAS No. 123 Accounting for Stock-Based Compensation, requires the measurement of the fair value of stock options granted to employees to be included in the statement of operations or, alternatively, disclosed in the notes to the consolidated financial statements. The Company elected the disclosure-only alternative under SFAS No. 123.
Had compensation costs for the Company’s stock options been recognized based on fair value at the grant dates as calculated in accordance with SFAS No. 123 the Company’s net income would have decreased as indicated below:

Net income -as reported	$2,927,550
Stock based employee compensation expense, net of tax	(28,940)

Pro Forma Net income	$2,898,610

The fair value of each stock option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions indicated below:

Assumptions	2005
Expected life	5 Years
Expected volatility range from	22.0%
Dividends	None
Risk-free interest rate	5.0%

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE B — SUMMARY OF ACCOUNTING POLICIES – Continued
The weighted average fair value of the stock options granted for the fiscal year ended December 31, 2005 for ISO stock based compensation is $0.26 and for Special Value Appreciation Stock Options stock-based compensation is $0.00041.
The Financial Accounting Standards Board (FASB) has issued Statement No. 123 Revised “Share-based payments”. SFAS No. 123(R) requires companies to recognize compensation expense in an amount equal to the fair market value of the share-based payment (stock options and restricted stock) issued to employees. SFAS No. 123(R) applies to all transactions involving issuance of equity by a company in exchange for goods and services, including transactions with employees. SFAS No. 123(R) is effective for the Company in fiscal year 2006.
NOTE C — INVENTORIES
The composition of inventories is as follows:

Raw materials	$3,493,859
Work-in-process	3,520,099
Finished goods	3,906,773

Total	$10,920,731

NOTE D — INVESTMENT
At December 31, 2005, the Company has an investment in its product liability insurance provider (PLIC). This investment was made as the PLIC passed a resolution requiring all policyholders to purchase shares in the PLIC equal to one-third of the deposit premium for policies initiated between July 1, 2002 and June 30, 2003. Dividends are paid on the amount invested at LIBOR plus 3%. The shares hold no voting rights, and they are redeemable at the option of the Company or the PLIC any time after July 1, 2007 at the paid in value, subject to PLIC’s statutory capital and surplus equaling at least $4,000,000. The shares may also be redeemable, based on a vesting schedule relating to the length of time the Company is a policyholder, at the option of the PLIC if the Company ceases to be a policyholder.
On March 31, 2005, the Company changed insurance providers. The Company elected to pay the final installment for the required investment in PLIC of $26,500 and hold the investment in PLIC until maturity on July 1, 2007. Since the Company ceased to use PLIC as an insurance provider the investment was deemed impaired and written down to its vested value of $15,900 at December 31, 2004. The total amount paid for this investment was $106,000. The Company estimates the value of the investment to be $42,400 (its carrying value) as of December 31, 2005.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE E — PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, net is as follows:

Land	$920,652
Buildings and improvements	2,575,243
Machinery and equipment	2,330,651
Furniture and fixtures	311,681
Motor vehicles	147,597
Construction in progress	161,544

Total	6,447,368
Less accumulated depreciation	(360,336)

$6,087,032

NOTE F — DEBT OBLIGATIONS
Debt obligations consists of the following at December 31, 2005:

Note payable - insurance premium, with a finance company, with interest at 6.30%, payable in monthly installments of principal and interest of $90,230 due March 2006	$269,804

Note payable, with a bank, with interest at Prime Rate, payable in monthly installments of $50,000 principal and interest, due February 2010	2,550,000

Note payable, former stockholder, unsecured, interest at Prime Rate + 3%, to a ceiling of 9%, payable based on excess cash calculation, as defined, due December 2009	12,394,598

Note payable, former stockholder, unsecured, interest at Prime Rate + 3%, to a ceiling of 9%, payable based on excess cash calculation, as defined, due December 2009	6,229,892

Gross debt obligation	21,444,294

Less fair value discount	(2,998,652)
Less current portion	(3,450,304)

Long-term debt	$14,995,338

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE F — DEBT OBLIGATIONS — Continued
At December 31, 2005, long-term debt matures (or in the case of the notes payable to the former stockholders is projected to mature — see below) as follows:

2006	$3,450,304
2007	3,532,000
2008	3,584,000
2009	10,777,990
2010	100,000

Total	$21,444,294

Notes payable to the former stockholder require payment of interest quarterly. In addition, annual principal payments are required; however the Company can elect to make additional principal payments during the year. These principal payments are based on an excess cash calculation for fiscal years 2005, 2006, 2007, and 2008 with a final payment due in fiscal 2009. These annual payments are computed as 50% of the “Excess Cash Flow,” as defined and 50% of the required payment is to be paid by the 20th day of January immediately following the measuring fiscal year. The remaining balance of the “Excess Cash Flow” payment is required to be paid on the earlier of seven days after the approval and delivery of audited financial statements or the 30th day of April. Excess Cash Flow as defined in the agreement is generally computed as the Company’s annual earnings before interest, taxes, depreciation and amortization, less capital expenditures, less interest paid, less taxes paid, less principal debt payments, less changes in net working capital, as defined.
The discount on the notes payable to former stockholders was computed from the difference of an effective 15% interest rate factor and the stated rate. The effective rate used was based on a return on equity, recognizing that the timing of certain payments are contingent on cash flow of the acquired company. The difference of the effective rate of 15% and actual rate, prime rate plus 3% (capped at 9%), which was 9% at December 31, 2005, will be amortized as interest over the term of the debt.
The Company has a term note and a revolving line-of-credit both instruments are part of the same debt agreement. The revolving line-of-credit is classified as a demand facility, with a termination date of December 2, 2007. The Company may borrow the lesser of $12,000,000 (not including existing letters of credit of $366,600) on its revolving line-of-credit or an amount based on acceptable accounts receivable and inventory (the “Borrowing Base”). The borrowing base at December 31, 2005 provided a net borrowing availability of $8,413,161. The line of credit is secured by substantially all assets of the Company and guaranteed by the Company and its subsidiaries. Borrowings on the line of credit bear interest at Prime Rate or LIBOR plus 2.5% at the option of the Company. At December 31, 2005 there were no amounts outstanding on the line of credit. The term note bears interest at Prime Rate, which was 7.25% at December 31, 2005. The term note and the line of credit contains the following restrictive covenants, book net worth, maximum capital expenditures and debt service coverage ratio, as defined.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE F — DEBT OBLIGATIONS – Continued
Due to the reclassification of Series A Preferred Stock to a liability (see Note J) the Company was in default at December 31, 2005 of its book net worth covenant for its revolving line of credit and term note with a bank. On July 17, 2006 the Company obtained an amendment to the associated debt agreement to include the Series A Preferred Stock in its book net worth for the calculation of this covenant.
The Company was also in default of its debt service coverage ratio, as defined, at December 31, 2005 for the same revolving line of credit and term note with a bank. On June 13, 2006 the Company obtained a waiver for this violation. The bank waived compliance with this ratio for the twelve months ending December 31, 2005 but retained its rights going forward. The Financial Accounting Standards Board’s Emerging Issues Task Force (EITF) has issued EITF 86-30 “Classification of Obligations When a Violation Is Waived by the Creditor”. EITF 86-30 requires that unless facts and circumstances would indicate otherwise, the debt should be classified as noncurrent, unless it is probable that the covenant violation that occurred at the balance sheet date would not be cured at measurement dates that are within the next twelve months. The Company estimates that based on the Company’s budget versus actual results as of June 30, 2006 the Company will be in compliance at December 31, 2006.
Loan Origination Fees
The Company incurred loan origination fees in connection with establishing its revolving line-of-credit and term note. These fees have been deferred and will be amortized over the life of the debt instruments. Total fees incurred for the term note were $25,399 and the life of this instrument is five years. Total fees incurred for the revolving line-of-credit were $101,594 and the life of the instrument is three years. Amortization expense of approximately $33,300 was included in the statement of operations as of December 31, 2005.
The following is a summary of estimated aggregate amortization expense of loan origination fees for each of the four succeeding fiscal year:

2006	$38,945
2007	36,122
2008	5,080
2009	4,656

Total	$84,803

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE F — DEBT OBLIGATIONS – Continued
For the year ended December 31, 2005, interest expense consisted of the following:

Interest expense - Notes payable - former stockholder	$1,707,444
Interest expense - Amortization of discount on note payable – former stockholder	1,279,593
Interest expense - A preferred stock dividends	544,500
Interest expense - Revolving line of credit and term note	363,245
Interest expense - Other	75,397

Total	$3,970,179

NOTE G — INTANGILBE ASSETS
The Company estimated the useful lives of the acquired intangible assets (Patents and Customer Lists) to be 5 years. The values assigned to intangible assets were based on an independent appraisal.
Intangible Assets subject to amortization include:

		Life	Accumulated
	Cost	(Years)	Amortization	Net
Customer list	$5,004,069	5	$1,070,930	$3,933,139
Patents	5,533,285	5	1,184,187	4,349,098

Total intangibles	$10,537,354		$2,255,117	$8,282,237

The Company amortizes intangible assets with finite lives over the estimated useful lives of the respective assets. Amortization expense for 2005 was approximately $2,107,471 and is included in operating expenses in the statement of operations. The following is a summary of estimated aggregate amortization expense of intangible assets for each of the succeeding fiscal year:

2006	$2,107,471
2007	2,107,471
2008	2,107,471
2009	1,959,824

Total	$8,282,237

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE H — STOCKHOLDER NOTE RECEIVABLE FOR PURCHASE OF PREFERRED STOCK
At December 31, 2005, the Company has a note receivable from a stockholder totaling $445,000 in connection with a purchase of 445,000 shares of Series A Preferred Stock. Repayment terms of the note are interest only for the period from January 1, 2005 through December 31, 2007, and principal payments to be amortized over a three year period beginning January 1, 2008. Interest is computed at 5% for the first year and adjusted to the prime rate on January 1, of each subsequent year, which was 5.25% on January 1, 2005. Total interest received for 2005 was $22,250. This note is secured by the pledge of the preferred stock of the Company purchased by the stockholder.
NOTE I — PAYABLE TO STOCK SUPPLIER
Payable to stock supplier represents amount due to a vendor for purchase of tooling. This tooling is used to produce a purchased rifle stock. Repayment of the obligation is based on the volume of the stocks purchased from this vendor. This obligation bears interest at 3.26% annually.
NOTE J — COMMON STOCK AND MANDITORIALY REDEEMABLE PREFERRED STOCK
The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Company is authorized to issue is 15,455,000, of which 10,000,000 shares are Common Stock, with a par value of $0.001 per share and 5,455,000 shares are Preferred Stock, with a par value of $0.001 per share. All of the shares of Preferred Stock are designated “Series A Preferred Stock.” As of 12/31/05, there were no shares of common stock issued and outstanding and 5,445,000 shares of Series A Preferred Stock were issued and outstanding.
Common Stock
The common stock has the following features:
Dividends
The holders of common stock are entitled to receive dividends when and if declared by the Company’s Board of Directors.
Voting
The holders of common stock are entitled to one vote per share.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE J — COMMON STOCK AND MANDITORIALY REDEEMABLE PREFERRED STOCK — Continued
Liquidation
Subject to the provisions pertaining to the liquidation preferences of the holders of the Series A Preferred Stock, the holders of common stock are entitled to participate ratably on a per share basis, in all distributions to the holders of common stock in any liquidation, dissolution or winding-up of the Company.
Series A Preferred Stock
Subject to certain limiting conditions the Company has the right and the obligation to redeem all outstanding shares of Series A Preferred Stock at a price equal to a liquidation value of $1.00 per share plus accrued and unpaid dividends on December 2, 2014. In 2005, the Company adopted SFAS 150 Accounting for certain financial instruments with characteristics of both liabilities and equity (“SFAS 150”) which required the reclassification of these shares from equity to a liability. At December 31, 2005 these shares and dividends consist of:

Series A Preferred Stock - $0.001 par value, 10,000,000 shares are authorized, 5,445,000 shares are issued and outstanding	$5,445,000
Accrued dividends	583,323
Less:
Stockholder loan receivable for purchase of stock	(445,000)

Total	$5,583,323

The Series A Preferred Stock has the following preferences:
Dividends
The holders of Series A Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of 10.00% of $1.00 per share from and after the issue date, in preference to dividends on common stock, if any. Such dividends accrue whether or not declared by the Board of Directors.
Dividends accrued after the adoption of SFAS No. 150 are required to be recorded as interest expense in the Statement of Operations and amounted to $544,500 in the period ended December 31, 2005.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005

NOTE J —	COMMON STOCK AND MANDITORIALY REDEEMABLE PREFERRED STOCK — Continued
Voting
The holders of Series A Preferred Stock are entitled to a number of votes per share equal to one vote per share of the common stock of the Company into which such share of Series A Preferred Stock is convertible on the record date for such vote. The affirmative vote of the holders of at least sixty-six percent (66%) supermajority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, is required to approve numerous significant transactions and/or material events as defined in the Company’s articles of incorporation.
Conversion
Each share of Series A Preferred Stock is convertible at the option of the holder thereof into fully paid and non-assessable shares of Common Stock.
Liquidation
Upon any liquidation, dissolution or winding up of the Company or any substantial part of its property, the holders of Series A Preferred Stock will receive, in preference to all common stockholders, an amount equal to $1.00 per share plus accrued and unpaid dividends.
NOTE K — RELATED PARTY TRANSACTIONS
The Company has entered into transactions with some of its employees and has outstanding receivables as of December 31, 2005 for $15,339 as a result of these transactions.
The Company receives operational support services from certain of its shareholders, including persons or entities controlled by such shareholders and such persons, deemed related parties of the Company. These strategic advisory services provided under this agreement include executive management, accounting, marketing information technology, public relations, human resources and new business development research. For the year ended December 31, 2005 the Company paid $300,000 in expenses related to such support from the related party.
The Company also paid $62,441 in expenses incurred by or for such persons in connection with Board of Directors, certain of its shareholders and note holders, who are former shareholders, as related parties for the year ended December 31, 2005.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE L — PRODUCT WARRANTY OBLIGATIONS
All firearm products of the Company carry a lifetime warranty against defects in either material or workmanship whereby service or repairs will be made free of charge by the Company. Warranty cost for the period December 31, 2005 amounted to $230,481. The Company has established a warranty reserve of $230,335 for future costs based on management’s estimate of warranty exposure.
NOTE M — RESEARCH AND DEVELOPMENT
Research and development expenses amounted to $252,142 for the period December 31, 2005. The expense is included in general and administrative expense in the Statement of Operations.
NOTE N — ADVERTISING COSTS
Advertising expense for the year ended December 31, 2005, net of sponsorship income received amounted to $3,743,691. At December 31, 2005, included in prepaid expenses are costs, net of sponsorship reimbursement of approximately $275,000 related to programs which will contractually be televised in 2006
NOTE O — SHIPPING AND HANDING COSTS
Total costs of shipping product to customers amounted to approximately $1 million, and total handling costs amounted to approximately $275,000 for the period ending December 31, 2005.
NOTE P — RETIREMENT PLANS
The Company has a defined contribution profit-sharing plan covering substantially all employees based on certain eligibility criteria. The Board of Directors, at its discretion, determines contributions to be made from net income of the Company. A profit sharing contribution of $800,000 has been approved by the Board of Directors and has been accrued at December 31, 2005. In addition, the Company has a 401(k) feature to the profit-sharing plan. The plan calls for the Company to make matching contributions equal to 50% of the first 6% of participating employees’ wages. The Company’s matching contribution was $207,435 for the year ended December 31, 2005.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE P — RETIREMENT PLANS — Continued
In addition, the Company has a senior executive supplemental retirement plan (“executive plan”) for certain officers, which covered six current and former executives at December 31, 2005. Benefits under this plan are paid monthly (current monthly benefit is $2,749 and is adjusted annually based on the percent change in the CPI for all Urban Consumers) for ten years following the retirement of an officer or director. This is an unfunded, non-qualified and non-contributory Plan whereas all future obligations are paid by the Company. As of December 31, 2005, $918,163 has been accrued in the financial statements, based upon the present value of the future obligation.
Estimated annual amounts to be paid without considering future annual adjustments on the executive plan are as follows:

2006	$98,947
2007	131,929
2008	131,929
2009	120,935
2010	98,947
Thereafter	703,772

$1,286,459

Under the executive plan, the Company may also continue to pay the Company’s portion of health insurance premiums as offered to employees up until the retiree becomes eligible for medicare. As of December 31, 2005, there were two individuals receiving cash payments under this plan and neither of them was eligible to receive the health insurance benefit. Based on historical experience and management’s assessment, the Company has made no accrual for this potential liability.
NOTE Q — OPERATING LEASES
The Company is leasing equipment and a building under operating leases that continue through December 2008. At December 31, 2005, minimum annual rental commitments under non-cancelable leases were as follows:

Fiscal Year
2006	$33,923
2007	16,800
2008	16,800

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE R — INCOME TAXES
     The following sets forth the provision for income taxes as of December 31, 2005:

Current:
Federal	$2,589,105
State	739,159

Total current taxes	3,328,264

Deferred:
Federal	(780,953)
State	(315,527)

(1,096,480)

Provision for income taxes	$2,231,784

Deferred income taxes are comprised of:

Deferred tax asset (liabilities) - CURRENT
Product liability accrual	$490,456
Allowance for doubtful accounts	204,218
Warranty reserve	91,190
Accrued vacation	129,614
Inventory capitalization under IRS rules (263A)	99,190
Prepaid expenses	(172,890)
Other	4,368

846,146

Deferred tax asset (liability) - NON-CURRENT
Intangibles - customer list	(1,557,137)
Intangibles - patent	(1,721,817)
Notes payable	(1,187,172)
Fixed asset depreciation	(1,360,028)
Capital loss benefit	25,179
Accrued pension	300,704

(5,500,271)
Reserve for capital loss	(25,179)

(5,525,450)

Net deferred tax liability	$(4,679,304)

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE R — INCOME TAXES — Continued
     The reconciliation of the Company’s total provision for income taxes in 2006 and 2005 to that computed by applying the statutory Federal income tax rate of 34% is as follows:

2005
Provision computed using statutory rate	$1,754,174
State taxes, net of Federal benefit	279,598
Domestic productivity activities deduction	(40,800)
Preferred stock dividends classified as interest expense	185,130
Other	53,682

Total provision for income taxes	$2,231,784

The Company has reserved approximately $25,000 against noncurrent deferred taxes for a capital loss carryforward which management does not anticipate using prior to its expiration.
NOTE S — CONTINGENCIES
The Company is a defendant in a number of cases involving product liability claims. At December 31, 2005, the Company has product liability accruals totaling $1,238,832. The Company has insurance coverage for claims in excess of its self-insured retention amount, which over the past 10 years has ranged from $100,000 to $1,000,000 and is currently at $1,000,000. Management believes that, in every case, the allegations of defective design are unfounded, and that the accident and any results therefrom have been due to negligence of misuse of the firearm by the alleging party or a third party and that there should be no recovery against the Company. In the opinion of management, after consultation with its special and corporate counsel’s, the outcomes of these cases will not have a material adverse effect on the financial condition of the Company.
As part of an audit by the Internal Revenue Service (the “IRS”), the IRS has proposed an adjustment to increase tax’s due by $323,721 (not inclusive of interest and penalties). The Company has appealed this adjustment. The Company has accrued $98,305 at December 31, 2005. Subsequent to the date of the financial statements this matter has been settled and the $98,305 has been paid.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE S — CONTINGENCIES — Continued
The Company is liable for a percentage of the clean up of an environmental group site of a former vendor the Company used to do business with. The Company has a 0.05% responsibility for the total assessment of this site. The latest annual assessment issued by the Resolve Site Group (the group responsible for managing the clean up of the site) for the period from July 1, 2005 to June 30, 2006 was $1,100,000 and the Company’s share was $583. The Company does not believe that its .05% share of the ultimate liability is material.
The Company is involved in various litigation through the normal course of business and management believes that, in every case, the allegations asserted in this litigation are unfounded and estimates that there should be no recovery against the Company. In the opinion of management, after consultation with its special and corporate counsel’s the outcomes of these cases will not have a material adverse effect on the financial condition of the Company.
NOTE T — CREDIT RISK
The Company maintains its cash in bank deposit accounts at a local financial institution, which at times during the year may exceed federal insured limits. At December 31, 2005, the amount in excess of the federal insured limits was approximately $2,367,000. The Company has not experienced any losses in the accounts. The Company believes it is not exposed to any significant credit risk in its cash accounts. A portion of this amount was invested by the financial institution in pooled U.S. Government-backed mortgage securities approximating $2,074,000 at December 31, 2005.

NOTE U —	SPLIT-DOLLAR INSURANCE / CASH SURRENDER VALUES POLICY RECEIVABLE
The Company and two of its former stockholders had purchased life insurance policies which are owned by those stockholders. Premiums on these policies were paid by both the Company and the former stockholders personally. The agreements require the Company to be reimbursed for its share of the premiums paid upon termination of agreement or payment of death benefits. Amounts due from the former stockholders relating to these agreements amounted to $987,770 at December 31, 2005. The Company also has five life insurance policies on two prior stockholders for which the Company is the beneficiary. The cash surrender value of these policies amounted to $154,254 at December 31, 2005.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE V — CONCENTRATIONS
One customer accounted for approximately 12% of total sales for the year ended December 31, 2005.
Two customers accounted for approximately 37% of the outstanding accounts receivable balance at December 31, 2005 as follows:

Company A	20%
Company B	17%
NOTE W — SELF-INSURANCE
     Self-Insured Health Insurance Plan
The Company is self-insured for health benefits provided to employees. The Company maintains stop-loss insurance coverage. For 2005, the aggregate stop loss threshold after which the re-insurer will cover claims incurred was $2,480,032. In 2005 the Company had exceeded the aggregate stop-loss threshold. This policy has a maximum payout cap of $1,000,000. This amount has recorded a receivable for $1,000,000 which is subject to an audit by the insurance provider. The Company expects to collect this receivable in 2006.
     Self-Insured Workers Compensation
Workers compensation benefits were provided through a self-insured/large deductible policy for a portion of fiscal year 2005. The Company has ceased to self-insure for workers compensation and purchased coverage on a guaranteed contract policy basis at November 5, 2005 but is still responsible for outstanding claims pending during the period of the self-insurance/large deductible policy. The Company estimates that the amount of outstanding claims owed at December 31, 2005 is approximately $99,000 and has accrued for this amount. This accrual is based on identified claim incidents during the self insured period.
NOTE X — STOCK OPTIONS
     2005 Stock Incentive Plan
The Company has granted stock options to purchase shares of common stock to certain employees under the 2005 Stock Incentive Plan adopted by the Board of Directors on January 10, 2005. The plan has two types of options, Incentive Stock Options “ISO Options” and Special Value Appreciation Stock options “VAR Options”.

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE X — STOCK OPTIONS – Continued
     Incentive Stock Options
Options become fully exercisable in four years with 20% vested immediately and graded vesting of 20% percent each year. These ISO Options expire five years from the grant date. ISO Option activity is summarized initially and at December 31st of the successive four fiscal years below.

		Weighted
	Qualified	Average
	Stock	Exercise
	Options	Price
Outstanding, January 1, 2005	—	$—
Granted	462,285	$1.09
Forfeitures	—	—

Outstanding, December 31, 2005	462,285	$1.09

Exercisable, December 31, 2005	185,130	$1.09

		Options Outstanding		Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Range of Exercise Price	Outstanding	Life	Price	Exercisable	Price
$1.00 – 1.10	462,825	4	$1.09	185,130	$1.09
     Special VAR Stock Options
The Company also has special value appreciation stock options (the “VAR Options”). These options are part of the 2005 Stock Incentive Plan entered into by the Board of Directors on January 10, 2005. The VAR options vest over a five year period. These options expire five years from the grant date. To the extent vested, the VAR Options shall only become exercisable by holder upon a change of control transaction of the Company, as defined in the Company’s stockholders agreement (the “Exercise Condition”).

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2005
NOTE X — STOCK OPTIONS – Continued
The exercise price for each of these options is five times fair value of the share price at the grant date or $5.00 per share. The grant date for these options was January 10, 2005. At December 31, 2005, VAR Options to purchase 108,900 shares were vested and qualified to be exercised subject to fulfillment of the Exercise Condition.

Weighted
	Qualified	Average
	VAR Stock	Exercise
	Options	Price
Outstanding, January 1, 2005	—	$—
Granted	272,250	$5.00
Forfeitures	—	—

Outstanding, December 31, 2005	272,250	$5.00

Exercisable, December 31, 2005	—	$—

		Options Outstanding		Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Exercise Price	Outstanding	Life	Price	Exercisable	Price
$5.00	272,250	4	$5.00	—	$—
At December 31, 2005, an additional 81,675 shares were available under the 2005 Stock Incentive Plan for future grants of any type of options. The weighted average fair value of the stock options granted for the fiscal year ended December 31, 2005 for ISO stock based compensation is $0.26 per option and for Special Value Appreciation Stock Options stock-based compensation is $0.00041 per option. Refer to Note B – Stock Options for additional details on assumptions used relating to the above stock based compensation.
NOTE Y — SUBSEQUENT EVENTS (unaudited)
On January 3, 2007, Smith & Wesson Holding Corporation completed the acquisition of Bear Lake Acquisition Corp. and its subsidiaries, including Thompson/Center Arms Company, Inc., for $102,000,000 in cash.

Report of Independent Certified Public Accountants
Board of Directors
Bear Lake Acquisitions Corp.
          We have audited the accompanying consolidated balance sheet of Bear Lake Acquisitions Corp. and subsidiaries (collectively, “the Company”) as of December 31, 2004, and the related consolidated statements of operations and stockholders equity and cash flows for the period from December 6, 2004 through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
          We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bear Lake Acquisitions Corp. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the period from December 6, 2004 through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Boston, Massachusetts
August 8, 2005, except for Note U, as to which the date is January 3, 2007

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$940,138
Accounts receivable, trade, net of allowance for returns and uncollectible accounts $509,922	7,092,797
Inventories	9,425,064
Prepaid expenses	1,450,233
Prepaid income taxes	987,404
Deferred income taxes	300,643

20,196,279

PROPERTY, PLANT AND EQUIPMENT, net	5,322,717

OTHER ASSETS
Cash surrender value of officers’ life insurance	151,618
Split-dollar insurance policy receivable	824,705
Loan origination fees, net of amortization $8,890	118,104
Investment	15,900
Note receivable from employee	34,445
Intangible - Customer List, net	4,933,953
Intangible - Patents, net	5,455,666

11,534,391

$37,053,387

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable — Insurance premiums	$331,843
Current maturities of long-term debt	4,389,271
Accounts payable	2,653,519
Federal excise tax payable	90,457
Accrued expenses	2,822,704
Warranty service reserve	226,065
Payable to stock supplier	110,406
Accrued product liability reserve	1,264,865

11,889,130

NONCURRENT LIABILITIES
Long-term debt, net of current maturities	16,300
Accumulated unpaid dividends	38,882
Deferred compensation liability	946,835
Deferred tax liability	6,076,427
Notes payable to former stockholders	18,624,490
Discount on Notes payable to former stockholders	(4,278,244)

21,424,690

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock $.001 par value; 10,000,000 authorized shares; zero issued and outstanding shares	—
Series A Preferred Stock $.001 par value; 5,455,000 authorized shares, 5,445,000 shares issued and outstanding, redeemable at $1 per share (liquidation preference, including accumulated unpaid dividends of $5,483,882 as of December 31, 2004)	5,445,000
Less:
Stockholder loan receivable for purchase of stock	(445,000)
Retained deficit	(1,260,433)

Total stockholders’ equity	3,739,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,053,387

The accompanying notes are an integral part of these financial statements.

4

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Consolidated Statement of Operations and Retained Deficit
For the period December 6, 2004 through December 31, 2004

Sales	$4,132,483
Less:
Discounts and returns	103,120
Federal fire arms taxes	200,822

Net sales	3,828,541

Cost of goods sold	3,023,250

Gross profit	805,291

Operating expenses:
General and administrative	1,876,556
Selling	693,763

Total operating expenses	2,570,319

Operating loss	(1,765,028)

Nonoperating income (expense):
Interest expense	(153,262)
Other expenses	(9,865)

Loss before income taxes	(1,928,155)

Provision for income taxes:
Deferred tax benefit	706,544

Net loss before dividends	(1,221,611)

Preferred stock dividends accrued	(38,822)

Net loss, retained deficit - end of period	$(1,260,433)

The accompanying notes are an integral part of these financial statements.

5

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
For the period December 6, 2004 through December 31, 2004

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,260,433)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	26,298
Amortization	156,534
Deferred tax benefit	(706,544)
Provision for doubtful accounts	11,801
Changes in assets and liabilities:
Accounts receivable, trade	2,230,050
Other receivables	(317,363)
Inventories	997,060
Cash surrender value of life insurance	(11,091)
Prepaid expenses and other assets	16,531
Accounts payable	73,125
Accrued expenses	(90,884)
Dividends accrued not paid	38,882
Payable to stock supplier	(1,830)
Federal excise taxes payable	(62,791)
Deferred compensation liability	51,668
Income taxes payable	(1,593,017)

Net cash used in operating activities	(442,004)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(326,848)
Acquisition of Bear Lake Holdings, Inc. (net of cash acquired)	(3,337,429)
Proceeds from sale of equipment	135,271

Net cash used in investing activities	(3,529,006)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from sale of Preferred Stock	5,000,000
Repayments of borrowings	(88,852)

Net cash provided by financing activities	4,911,148

Net decrease in cash	(940,138)

Cash, beginning of period	—

Cash, end of period	$940,138

     The accompanying notes are an integral part of these financial statements.

6

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Consolidated Statement of Cash Flows — Continued
For the period December 6, 2004 through December 31, 2004
Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
Interest	$7,068
Income taxes	1,601,900
Supplemental Schedule of Noncash Investing and Financing Activities:
The Company purchased all of the capital stock of Bear Lake Holdings, Inc. and subsidiaries and Fox Ridge Outfitters, Inc. See Note T. In conjunction with the acquisition, liabilities were assumed as follows:

($ in thousands)
Fair value of assets acquired	$50,732
Cash paid for the capital stock	(15,000)

Liabilities assumed including notes payable issued to sellers	$35,732

     The accompanying notes are an integral part of these financial statements.

7

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2004
NOTE A — NATURE OF BUSINESS
Bear Lake Acquisition, Inc. and subsidiaries (collectively, the “Company”) are engaged in the manufacture of castings and firearms. Firearms sold primarily to domestic distributors account for a significant percentage of sales. The castings produced by a subsidiary of the Company are used in manufacturing firearms and are also sold to customers throughout the United States.
As discussed at Note U, the Company was sold on January 3, 2007.
NOTE B — NATURE OF BUSINESS
Principles of Consolidation
The Company was incorporated (amended and restated certificate of incorporation) on November 30, 2004 with a capital contribution of $5,000,000, solely for the purposes of acquiring the outstanding stock of Bear Lake Holdings, Inc. On December 5, 2004, the Company acquired the outstanding stock of Bear Lake Holdings, Inc. and Fox Ridge Outfitters, Inc. The acquisition was accounted for under the purchase method of accounting (see Note T). The financial statements include the accounts of Bear Lake Acquisitions Corp. and its wholly-owned subsidiaries, K.W. Thompson Tool Company, Inc., Thompson Center Arms Company, Inc., O. L. Development, Inc., Bear Lake Holdings, Inc., Welch Wood Products, Inc. and Fox Ridge Outfitters, Inc. All material intercompany balances and transactions, including profits on inventories, have been eliminated in consolidation.
Estimates and Assumptions
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Accordingly, actual results may differ from those estimates. Significant estimates include accounts receivable reserves, allowances for discounts and returns, fair value allocations of assets and liabilities in acquisition, profit sharing contributions, and future product liability, warranty, pension liability and bonus accruals.
Revenue Recognition
For financial reporting purposes, the Company is on the accrual method of accounting whereby revenue is recognized when earned. Revenue is earned when there is persuasive evidence of an arrangement, the fee is fixed or determinable, title to the product has passed to the customer and the Company has determined that collection of the fee is probable. Sales returns and allowances, as well as fire arms taxes are treated as reductions to sales and are provided for based on historical experience and current estimates.

8

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE B — NATURE OF BUSINESS — Continued
     Intangible Assets
Purchase accounting requires extensive use of accounting estimates and judgments to allocate purchase price to the fair market value of the assets purchased and liabilities assumed. Values were assigned to intangible assets based on third-party independent valuations, as well as management’s forecasts and projections that include assumptions related to future revenue and cash flows generated from the acquired assets. Identified intangible assets include customer lists and patents, both with estimated lives of 5 years.
The Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment for Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Option No. 30. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The statement requires that long-lived assets be reviewed for possible impairment, if certain conditions exist, with impaired assets written down to fair value.
     Accounts Receivable
Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions and the financial stability of its customers.
     Inventories
Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.
     Property, Plant and Equipment, Depreciation and Amortization
Property, plant and equipment are carried at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred. Items which materially improve or extend the lives of existing assets are capitalized.

9

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE B — NATURE OF BUSINESS — Continued
Depreciation of property and equipment is computed using both the straight-line and accelerated methods over the following estimated useful lives:

Years
Buildings and improvements	10-39
Machinery and equipment	5-10
Furniture and fixtures	5-10
Motor vehicles	5
Loan origination fees are being amortized using the straight-line basis over the term of the related debt.
     Cash and Cash Equivalents
For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. This includes investments in U.S. Government backed securities.
     Income Taxes
The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
     Advertising Costs
The Company follows the policy of charging the production costs of advertising to expense as incurred.

10

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE C — INVENTORIES
The composition of inventories is as follows:

Raw materials	$2,913,144
Work-in-process	4,006,753
Finished goods	2,505,167

Total	$9,425,064

NOTE D — INVESTMENT
As of December 31, 2004, the Company has an investment in its product liability insurance provider (PLIC) amounting to $79,500. This investment was made as the PLIC passed a resolution requiring all policyholders to purchase shares in the PLIC equal to one-third of the deposit premium for policies initiated between July 1, 2002 and June 30, 2003. For the Company, this amounts to a total investment of $106,000. Per the resolution, shares may be purchased over three years: 50% of the required investment must have been purchased by February 15, 2003, 25% of the required investment must be purchased by February 15, 2004, and the remaining 25% of the required investment must be purchased by February 15, 2005. Dividends were paid on the paid-up portion at LIBOR plus 3%, subject to a minimum of 8% annually for the first two years from issue. The shares hold no voting rights, and they are redeemable at the option of the Company or the PLIC any time after July 1, 2007 at the paid in value. The shares may also be redeemable, based on a vesting schedule relating to the length of time the Company is a policyholder, at the option of the PLIC if the Company ceases to be a policyholder.
As of March 31, 2005, the Company changed insurance providers. Based on the then current vesting schedule, the Company determined its investment was impaired at the date of acquisition, December 5, 2004 and the investment was valued at $15,900 at that date.
The following is a schedule of the future required investment purchases:

2005	$26,500

11

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE E — PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment is as follows:

Land	$920,652
Buildings and improvements	2,333,021
Machinery and equipment	1,525,928
Furniture and fixtures	259,559
Motor vehicles	91,867
Construction in progress	218,048

Total	5,349,075
Less accumulated depreciation	(26,358)

Total property, plant and equipment, net	$5,322,717

NOTE F — DEBT OBLIGATIONS
Debt obligations consists of the following:

Note payable, finance company, with interest at 5.00% payable in monthly installments of principal and interest of $13,832, due August 2005, paid in full on August 2, 2005.	$108,160

Note payable, finance company, with interest at 5.20%, payable in monthly installments of principal and interest of $76,186, due and paid off in April 2005	223,683

Note payable, finance company, collateralized by a vehicle, with interest at 4.99%, payable in monthly installments of principal and interest of $1,246, due March 2007	30,061

Note payable, former stockholder, unsecured, interest at prime + 3%, to a ceiling of 9%, payable based on excess cash calculation, as defined, due December 2009	15,306,500

Note payable, former stockholder, unsecured, interest at prime + 3%, to a ceiling of 9%, payable based on excess cash calculation, as defined, due December 2009	7,693,500

Gross debt obligation	23,361,904

Less fair value discount	(4,278,244)
Less current portion	(4,721,114)

Long-term debt	$14,362,546

12

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE F — DEBT OBLIGATIONS — Continued
At December 31, 2004, long-term debt matures (or in the case of the notes payable to the former stockholders is projected to mature – see below) as follows:

2005	$4,345,604
2006	4,016,300
2007	4,000,000
2008	4,000,000
2009	7,000,000

Total	$23,361,904

Notes payable to the former stockholder require payment of interest quarterly. In addition, annual payments are required based on an excess cash calculation for fiscal years 2004, 2005, 2006, 2007, and 2008 with a final payment due in fiscal 2009. These annual payments are computed as 50% of the “Excess Cash Flow,” as defined. Excess Cash Flow as defined in the agreement is generally computed as the Company’s annual earning before interest, taxes, depreciation and amortization, less capital expenditures, less interest paid, less taxes paid, less principle debt payments, less increases in net working capital, as defined.
The discount on the notes payable to former stockholders was computed from the difference of an effective 15% interest rate factor and the stated rate. The effective rate used was based on a return on equity, recognizing that the timing of certain payments are contingent on cash flow of the acquired company. The difference of the effective rate of 15% and actual rate of 9% will be amortized as interest over the term of the debt.
The Company has a revolving line-of-credit agreement, which is classified as a demand facility, with a termination date of December 2, 2007, unless renewed in writing. The Company may borrow the lesser of $12,000,000 (not including existing letters of credit of $452,500) on its revolving line-of-credit or an amount based on acceptable accounts receivable and inventory (the “Borrowing Base”). The borrowing base at December 31, 2004 had a net availability of $8,387,249. The line of credit is secured by substantially all assets of the Company and guaranteed by the Company and its subsidiaries. Borrowings bear interest at prime. At December 31, 2004 there were no amounts outstanding on the line of credit. The line of credit contains certain restrictive covenants.
NOTE G — STOCKHOLDER LOAN RECEIVABLE FOR PURCHASE OF STOCK
At December 31, 2004, the Company has a note receivable from a stockholder in connection with a purchase of 445,000 shares of Series A Preferred Stock. Repayment terms of the note are interest only for the period from January 1, 2005 through December 31, 2007, and principal payments to be amortized over a three year period beginning January 1, 2008. Interest is computed at 5% for the first year and adjusted to the prime rate on January 1, of each subsequent year. This note is secured by the pledge of the preferred stock of the Company purchased by the stockholder.

13

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE H — PAYABLE TO STOCK SUPPLIER
Payable to stock supplier represents amount due to a vendor for purchase of tooling. This tooling is used to produce a purchased rifle stock. Repayment of the obligation is based on the volume of the stocks purchased from this vendor. This obligation bears interest at 3.26% annually.
NOTE I — EQUITY
The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Company is authorized to issue is 15,455,000, of which 10,000,000 shares shall be Common Stock, with a par value of $0.001 per share and 5,455,000 shares shall be Preferred Stock, with a par value of $0.001 per share. All of the shares of Preferred Stock are designated “Series A Preferred Stock.” As of 12/31/04, there were no shares of common stock issued and outstanding and 5,445,000 shares of Series A Preferred Stock were issued and outstanding.
Series A Preferred Stock
The Series A Preferred Stock has the following preferences:
Dividends
The holders of Series A Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of 10.00% of $1.00 per share from and after the issue date, in preference to dividends on common stock, if any. Such dividends accrue whether or not declared by the Board of Directors. Cumulative unpaid dividends on the Series A Preferred Stock of approximately $39,000 have been charged to retained earnings in the period ended December 31, 2004.
Voting
The holders of Series A Preferred Stock are entitled to a number of votes per share equal to one vote per share of the common stock of the Company into which such share of Series A Preferred Stock is convertible on the record date for such vote. The affirmative vote of the holders of at least sixty-six percent (66%) supermajority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, is required to approve numerous significant transactions and/or material events as defined in the Company’s articles of incorporation.
Conversion
Each share of Series A Preferred Stock is convertible at the option of the holder thereof into fully paid and non-assessable shares of Common Stock.

14

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE I — EQUITY — Continued
Redemption
On December 2, 2014, the Company has the right and the obligation to redeem all outstanding shares of Series A Preferred Stock at a price equal to a liquidation value of $1.00 per share plus accrued and unpaid dividends.
The Financial Accounting Standards Board (“FASB”) has issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. Statement No. 150 requires that certain freestanding financial instruments be reported as liabilities in the balance sheet. Depending on the type of financial instrument, it will be accounted for at either fair value or the present value of future cash flows determined at each balance sheet date, with the change in that value reported as interest expense in the income statement. Prior to the application of Statement No. 150, either those financial instruments were not required to be recognized, or if recognized were reported in the balance sheet as equity, and changes in the value of those instruments were normally not recognized in net income.
For instruments that are mandatorily redeemable on fixed dates for amounts that either are fixed or are determined by reference to an interest rate index, currency index, or another external index, the classification, measurements, and disclosure provisions of Statement No. 150 shall be effective for the Company on January 1, 2005. For all other financial instruments that are mandatorily redeemable, the classification, measurement, and disclosure provisions of Statement No. 150 are deferred indefinitely pending further FASB action. The Company’s preferred stock may require reclassification to a liability upon adoption of Statement No. 150.
Liquidation
Upon any liquidation, dissolution or winding up of the Company or any substantial part of its property, the holders of Series A Preferred Stock will receive, in preference to all common stockholders, an amount equal to $1.00 per share plus accrued and unpaid dividends.
Common Stock
The common stock has the following features:
Dividends
The holders of common stock are entitled to receive dividends when and if declared by the Company’s Board of Directors.

15

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE I — EQUITY — Continued
Voting
The holders of common stock are entitled to one vote per share.
Liquidation
Subject to the provisions pertaining to the liquidation preferences of the holders of the Series A Preferred Stock, the holders of common stock are entitled to participate ratably on a per share basis, in all distributions to the holders of common stock in any liquidation, dissolution or winding-up of the Company.
NOTE J — RELATED PARTY TRANSACTIONS
The Company has entered into transactions with some of its employees and has outstanding receivables as of December 31, 2004 for $34,445 as a result of these transactions. These transactions are considered in the ordinary course of business.
NOTE K — PRODUCT WARRANTY OBLIGATIONS
All firearm products of the Company carry a lifetime warranty against defects in either material or workmanship whereby service or repairs will be made free of charge by the Company. Warranty cost for the period from December 6, 2004 to December 31, 2004 amounted to $18,417. The Company has established a warranty reserve of $226,065 for future costs based on management’s estimate of warranty exposure.
NOTE L — RESEARCH AND DEVELOPMENT
     Research and development expenses amounted to $15,854 for the period from December 6, 2004 to December 31, 2004. The expense is included in general and administrative expense in the Statement of Operations.
NOTE M — ADVERTISING COSTS
Total advertising expense for the period ending December 31, 2004 amounted to $203,078.

16

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE N — RETIREMENT PLANS
The Company has a defined contribution profit-sharing plan covering substantially all employees based on certain eligibility criteria. The Board of Directors, at its discretion, determines contributions to be made from net income of the Company. The Board has approved a $53,693 profit-sharing contribution for the period ending December 31, 2004. In addition, the Company has a 401(k) feature to the profit-sharing plan. The plan calls for the Company to make matching contributions equal to 50% of the first 6% of participating employees’ wages. The Company’s matching contribution is $26,584 for the period ending December 31, 2004.
In addition, the Company has a senior executive supplemental retirement plan (“executive plan”) for certain officers (President, Vice-President or Treasurer) as of December 31, 2004. This plan has been designed to reward the officers and directors for their years of service. Benefits under this plan are paid monthly (current monthly benefit is $2,674 and is adjusted annually based on the percent change in the CPI for all Urban Consumers) for ten years following the retirement of an officer or director. This is an unfunded, non-qualified and non-contributory Plan whereas all future obligations are paid from the working capital of the Company. As of December 31, 2004, $946,835 has been accrued in the financial statements, based upon the present value of the future obligation.
Estimated annual amounts to be paid on the deferred compensation plan are as follows:

2005	$77,534
2006	128,333
2007	128,333
2008	128,333
2009	125,659
Thereafter	739,661

$1,327,853

Under the executive plan, the Company may also continue to pay the Company’s portion of health insurance premiums as offered to executive employees up until the retiree becomes eligible for medicare. As of December 31, 2004 there were four individuals eligible for such benefits of which two were not eligible for medicare. To date, no retirees have taken advantage of this benefit. Based on this historical experience and management’s assessment, the Company has made no accrual for this potential liability.

17

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE O — OPERATING LEASES
The Company is leasing equipment under operating leases that expire in 2005. Rental payments under noncancelable operating leases were $3,303 for the period from December 6, 2004 through December 31, 2004. The Company’s future minimum lease payments are $5,415 for 2005.
NOTE P — INCOME TAXES
The following sets forth the provision for income taxes as of December 31, 2004:

Deferred:
Federal	$(706,544)

Provision for income taxes	$(706,544)

Deferred income taxes are comprised of:

Deferred tax asset (liabilities) — CURRENT
Product liability accrual	$500,792
Allowance for doubtful accounts	197,214
Warranty reserve	89,500
Accrued vacation	81,281
Inventory capitalization under IRS rules (263A)	68,309
Other	66,127
Inventory	(702,580)

300,643

Deferred tax asset (liability) — NON-CURRENT
Intangibles — customer list	(1,965,958)
Intangibles — Patent	(2,162,747)
Notes payable — discount	(1,711,297)
Net operating loss	706,544
Fixed asset depreciation	(1,297,433)
Capital loss benefit	27,001
Accrued pension	354,464

(6,049,426)
Valuation allowance for capital loss	(27,001)

(6,076,427)

Net deferred tax liability	$(5,775,784)

18

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE P — INCOME TAXES — Continued
The Company has reserved approximately $27,000 against noncurrent deferred taxes for a capital loss carryforward which management does not anticipate using prior to its expiration.
As of December 31, 2004, the Company has tax effected net operating loss carry forwards for Federal income tax purposes of approximately $707,000 which expire through 2024. The Internal Revenue Code contains provisions that limit the net operating loss and tax credit carry forwards available to be used in any given year in the event of certain circumstances, including significant changes in ownership interests.
The differences in income taxes determined by applying the statutory Federal tax rate of 34% to income from continuing operations before income taxes and the amounts recorded in the accompanying consolidated statements of operations for the year ended December 31, 2004 results from state taxes and permanent differences.
There were no adjustments to the tax basis of the assets of the acquired companies.
NOTE Q — CONTINGENCIES
The Company is a defendant in a number of cases involving product liability claims. At December 31, 2004, the Company has product liability accruals of $1,264,865. The Company has insurance coverage for claims in excess of its self-insured retention amount. Management believes that, in every case, the allegations of defective design are unfounded, and that the accident and any results therefrom have been due to negligence of misuse of the firearm by the plaintiff or a third party and that there should be no recovery against the Company. In the opinion of management, after consultation with its special and corporate counsel, the outcomes of these cases will not have a material adverse effect on the financial condition of the Company.
As part of an audit by the Internal Revenue Service (the “IRS”), the IRS has proposed an adjustment to increase tax due by $323,721 (not inclusive of interest and penalties). The Company has appealed this adjustment. The Company has accrued $125,000 at December 31, 2004 representing management’s best estimate of the liability.
The Company is liable for a percentage of the clean up of an environmental group site of a former vendor the Company used to do business with. The Company has a 0.05% responsibility for the total assessment of this site. The latest annual assessment for the period from July 1, 2004 to June 30, 2005 was $762,500 and the Company’s share was $404. The Company does not believe its .05% share of the ultimate liability is material.

19

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE R — CREDIT RISK
The Company maintains its cash in bank deposit accounts at a local financial institution, which at times during the year may exceed federal insured limits. At December 31, 2004, the amount in excess of the federal insured limits was approximately $840,138. The Company has not experienced any losses in the accounts. The Company believes it is not exposed to any significant credit risk in its cash accounts. A portion of this amount was invested by the financial institution in U.S. Government backed securities. Shares of pooled U.S. Government-backed mortgage securities totaled approximately $255,156 at December 31, 2004.

NOTE S —	SPLIT-DOLLAR INSURANCE / CASH SURRENDER VALUES POLICY RECEIVABLE
The Company and two of its former stockholders had purchased life insurance policies which are owned by those stockholders. Premiums on these policies were paid by both the Company and the former stockholders personally. The agreements require the Company to be reimbursed for its share of the premiums paid upon termination of agreement or payment of death benefits. Amounts due from the former stockholders relating to these agreements amounted to $824,705 at December 31, 2004. The Company also has five Life Insurance policies on two prior stockholders for which the Company is the beneficiary. The cash surrender value of these policies amounted to $151,618 at December 31, 2004.
NOTE T — ACQUISITION
On December 6, 2004, the Company acquired all of the issued and outstanding capital stock of Bear Lake Holdings, Inc. and subsidiaries (a Delaware Corporation) and Fox Ridge Outfitters, Inc., pursuant to the terms and conditions of a Stock Purchase Agreement between the Company and the stockholders of Bear Lake Holding, Inc. and subsidiaries and Fox Ridge Outfitters, Inc. (the “Sellers”). Under the terms of the Stock Purchase Agreement, the Company paid $15 million in cash to the Sellers, $1 million of which has been placed in escrow for one year to secure certain indemnification obligations of the Sellers to the Company under the Stock Purchase Agreement, and $23 million in promissory notes (recorded at a present value of approximately $19 million) and assumed liabilities of approximately $9 million. The total adjusted purchase price was approximately $43,500,000 including transaction costs. Additionally, subject to the Company not meeting certain financial targets (EBITDA of $11.8 million as defined in the purchase and sale agreement) for the calendar year ended December 31, 2004 the buyers will have the right to offset the notes payable to the former stockholders for the amount of such deficit. Any such adjustment to purchase price will be accounted for in the period resolved.

20

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE T — ACQUISITION — Continued
These notes payable to former shareholders are recorded on the financial statements at a discount of $4.3 million to reflect fair value. The fair value of the acquired assets exceeded the consideration paid by approximately $2.5 million, and the value assigned to Property and Equipment and Intangible Assets (Customer Lists and Patents) were reduced on a pro-rated basis to account for this difference.
The following table summarizes the fair value assigned to the assets acquired and liabilities assumed at the date of acquisition:

Assets Acquired
(Liabilities Assumed)
($ in thousands)
Fair Value:
Cash and Accounts Receivable	$20,998
Inventory	10,427
Property, plant and equipment	5,157
Other Assets	3,613
Patents	5,533
Customer Lists	5,004
Deferred Taxes on acquired intangible assets	(7,274)
Liabilities assumed	(9,736)

Subtotal	33,722

Less: Cash paid	15,000

Notes Payable issued (at fair value)	$18,722

The Company estimated the useful lives of the acquired intangible assets (Patents and Customer Lists) to be 5 years. The values assigned to intangible assets were based on an independent appraisal.
Intangible Assets subject to amortization include:

		Life	Accumulated
	($ in thousands)	(Years)	Amortization
			(in thousands)
Customer list	$5,004	5	$70
Patents	5,533	5	77

Total Intangibles	$10,537		$147

21

BEAR LAKE ACQUISITIONS CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 31, 2004
NOTE T — ACQUISITION – Continued
The Company amortizes intangible assets with finite lives over the estimated useful lives of the respective assets. Amortization expense of approximately $147,000 was included in the income statement. The following is a summary of estimated aggregate amortization expense of intangible assets for each of the five succeeding fiscal years.

($ in thousands)
2005	$2,107
2006	2,107
2007	2,107
2008	2,107
2009	1,962

Total	$10,390

The Company has entered into transition employment agreements with the former stockholders that expire on December 31, 2005. In fiscal 2004, former stockholders received a combined base salary and bonuses totaling $1,079,196 for services rendered. For 2005, under these agreements the former stockholders are entitled to a combined base annual salary and bonuses of $1,142,273 for services rendered.
NOTE U — SUBSEQUENT EVENTS
On February 28, 2005, the Company obtained a term note with a bank for $3,000,000. The note payable is collateralized by all assets of the Company, with interest at 6%, payable in monthly installments of principal and interest of $58,034, due February 2010.
On January 3, 2007, Smith & Wesson Holding Corporation completed the acquisition of Bear Lake Acquisition Corp. and its subsidiaries, including Thompson/Center Arms Company, Inc., for $102,000,000 in cash (unaudited).

22

Report of Independent Certified Public Accountants
Board of Directors
Bear Lake Holdings, Inc.
     We have audited the accompanying consolidated balance sheet of Bear Lake Holdings, Inc. and subsidiaries (collectively, the “Company”) as of December 5, 2004, and the related consolidated statements of income and retained earnings, and cash flows for the period from January 1, 2004 through December 5, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bear Lake Holdings, Inc. and subsidiaries as of December 5, 2004, and the results of their operations and their cash flows for the period from January 1, 2004 through December 5, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Boston, Massachusetts
August 4, 2005

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
December 5, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,659,784
Accounts receivable, trade, net of allowance for returns and uncollectible accounts $498,121	9,324,992
Inventories	7,796,820
Prepaid expenses and other assets	1,361,545
Deferred income taxes	1,003,223

31,146,364

PROPERTY, PLANT AND EQUIPMENT, net	3,356,655

OTHER ASSETS
Cash surrender value of officers’ life insurance	151,618
Split-dollar insurance policy receivable	813,614
Loan origination fees	126,993
Investment	15,900
Employee note receivable	34,745

1,142,870

TOTAL ASSETS	$35,645,889

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$419,924
Current maturities of long-term debt	13,761
Accounts payable	2,248,596
Federal excise tax payable	153,248
Due to related parties	956,889
Accrued expenses	2,719,712
Income taxes payable	841,265
Payable stock supplier	112,236
Warranty Liability	226,065
Accrued product liability reserve	1,264,865

8,956,561

NONCURRENT LIABILITIES
Long-term debt, net of current maturities	17,371
Deferred compensation liability	895,167
Deferred tax liability	258,849

1,171,387

COMMITMENTS AND CONTINGENCIES (see notes O)

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 10,000 shares; issued and outstanding 275 shares	3
Retained Earnings	25,517,938

Total stockholders’ equity	25,517,941

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,645,889

The accompanying notes are an integral part of these consolidated financial statements.

4

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Income and Retained Earnings
For Period January 1, 2004 through December 5, 2004

Sales	$63,160,944
Less:
Discounts and returns	2,484,958
Federal fire arms taxes	3,143,638

Net sales	57,532,348

Cost of goods sold	31,588,620

Gross profit	25,943,728

Operating expenses:
General and administrative	6,622,502
Selling	8,346,181
Cost associated with the sale of the Company (see note S)	709,213

Total operating expenses	15,677,896

Operating income	10,265,832

Nonoperating income (expense):
Interest expense	(143,463)
Other expenses	(62,595)
Loss on investment	(63,600)

Income before income taxes	9,996,174

Provision for income taxes:
Current expense	4,688,528
Deferred benefit	(397,735)

4,290,793

Net income	5,705,381

Retained earnings, beginning of period	19,812,557

Retained earnings, end of period	$25,517,938

The accompanying notes are an integral part of these consolidated financial statements.

5

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
For Period January 1, 2004 through December 5, 2004

CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$5,705,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	366,248
Amortization	20,299
Deferred tax benefit	(397,735)
Provision for doubtful accounts	263,121
Loss on investment	63,600
Loss on sale of assets	23,430
Change in assets and liabilities:
Decrease in accounts receivable, trade	80,758
Decrease in inventories	1,071,217
Increase in prepaid expenses and other assets	(180,305)
Increase in life insurance receivables	(71,957)
Increase in accounts payable	768,633
Increase in payable to stock supplier	112,236
Increase in accrued expenses	708,580
Increase in warranty liability	226,065
Decrease in due to related parties	(366,909)
Increase in income taxes payable	691,789
Increase in accrued product liability reserve	210,000
Increase in federal excise tax payable	16,859
Increase in deferred compensation	135,628

Net cash provided by operating activities	9,446,938

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(727,955)
Proceeds from sale of equipment	23,400
Purchase of additional investment	(26,500)

Net cash used in investing activities	(731,055)

CASH FLOW FROM FINANCING ACTIVITIES:
Repayments on borrowings	(1,685,135)
Payment for loan origination fees	(126,993)

Net cash used in financing activities	(1,812,128)

Net increase in cash	6,903,755

Cash, beginning of period	4,756,029

Cash, end of period	$11,659,784

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
Interest	$82,216
Income taxes	4,000,199
The accompanying notes are an integral part of these consolidated financial statements.

6

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 5, 2004
NOTE A — NATURE OF BUSINESS
Bear Lake Holdings, Inc. and subsidiaries (collectively, the “Company”) are engaged in the manufacture of castings and firearms. Firearms sold primarily to domestic distributors account for a significant percentage of sales. The castings produced by a subsidiary of the Company are used in manufacturing firearms and are also sold to customers throughout the United States.
As described in Note S, the Company was acquired December 5, 2004 by Bear Lake Acquisition Corp.
NOTE B — NATURE OF BUSINESS
     Principles of Consolidation
The Company was incorporated in 1992 in the State of Delaware as a holding company in which to consolidate a number of subsidiaries. The financial statements include the accounts of Bear Lake Holdings, Inc. and its wholly-owned subsidiaries, K.W. Thompson Tool Company, Inc., Thompson Center Arms Company, Inc., Thompson Transportation, Inc., Thompson Construction Company, Inc., Walnut Hill Financial, Inc., O. L. Development, Inc. and Thompson Intellectual Properties, Ltd. All material intercompany balances and transactions, including profits on inventories, have been eliminated in consolidation.
     Estimates and Assumptions
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Accordingly, actual results may differ from those estimates. Significant estimates include accounts receivable reserves, allowances for discounts and returns, profit sharing contributions, future product liability, warranty, pension liability and bonus accruals.
     Revenue Recognition
For financial reporting purposes, the Company is on the accrual method of accounting whereby revenue is recognized when earned. Revenue is earned when there is persuasive evidence of an arrangement, the fee is fixed or determinable, title to the product has passed to the customer and the Company has determined that collection of the fee is probable. Sales returns and allowances, as well as fire arms taxes, are treated as reductions to sales and are provided for based on historical experience and current estimates .
     Accounts Receivable
Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions and the financial stability of its customers.

7

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE B — NATURE OF BUSINESS — Continued
     Inventories
Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.
     Property, Plant and Equipment, Depreciation and Amortization
Property, plant and equipment are carried at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred. Items which materially improve or extend the lives of existing assets are capitalized.
Depreciation of property and equipment is computed using both the straight-line and accelerated methods over the following estimated useful lives:

Years

Buildings and improvements	10-39
Machinery and equipment	5-10
Furniture and fixtures	5-10
Motor vehicles	5
     Cash and Cash Equivalents
For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. This includes investments in U.S. Government backed securities.
     Income Taxes
The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
     Advertising Costs
The Company follows the policy of charging the production costs of advertising to expense as incurred.

8

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE C — INVENTORIES
The composition of inventories is as follows:

Raw materials	$2,472,004
Work-in-process	3,035,366
Finished goods	2,289,450

Total	$7,796,820

NOTE D — INVESTMENT
During the year ended December 5, 2004, the Company made the second deposit on an investment in its product liability insurance provider (PLIC) amounting to $26,500. This investment was made as the PLIC passed a resolution requiring all policyholders to purchase shares in the PLIC equal to one-third of the deposit premium for policies incepting between July 1, 2002 and June 30, 2003. For the Company, this amounts to a total investment of $106,000. Per the resolution, shares may be purchased over three years: 50% of the required investment must have been purchased by February 15, 2003, 25% of the required investment must be purchased by February 15, 2004, and the remaining 25% of the required investment must be purchased by February 15, 2005. Dividends are paid on the paid-up portion at LIBOR plus 3%, subject to a minimum of 8% annually for the first two years from issue. The shares hold no voting rights, and they are redeemable at the option of the Company or the PLIC any time after July 1, 2007 at the paid in value. The shares may also be redeemable, based on a vesting schedule relating to the length of time the Company is a policyholder, at the option of the PLIC if the Company ceases to be a policyholder.
As of March 31, 2005; the Company changed insurance providers. Based on the then current vesting schedule, the Company determined its investment was impaired at December 5, 2004 and wrote down the investment to $15,900 at that date.
The following is a schedule of the future required investment purchases for the twelve months ended December 31:

2005	$26,500

9

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE E — PROPERTY, PLANT AND EQUIPMENT

Land	$57,800
Buildings and improvements	2,570,279
Machinery and equipment	3,836,304
Furniture and fixtures	607,255
Motor vehicles	200,827
Construction in progress	529,526

Total property, plant and equipment	7,801,991
Less accumulated depreciation	(4,445,336)

Total property, plant and equipment, net	$3,356,655

NOTE F — DEBT OBLIGATIONS
Debt obligations consists of the following:

Note payable, finance company, with interest at 5.00%, payable in monthly installments of principal and interest of $13,832, due August 2005.	$121,680

Note payable, finance company, with interest at 5.20%, payable in monthly installments of principal and interest of $76,186, due April 2005.	298,244

Note payable, finance company, collateralized by a vehicle, with interest at 4.99%, payable in monthly installments of principal and interest of $1,246, due March 2007	31,132

451,056

Less current portion	433,685

Long-term debt	$17,371

At December 5, 2004, long-term debt matures as follows:

2005	$433,685
2006	17,371

Total	$451,056

10

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE F — CURRENT NOTES PAYABLE, LONG-TERM DEBT AND PLEDGED ASSETS - Continued
During the period ended December 5, 2005, the Company had a revolving line-of-credit agreement which was classified as a demand facility, whereby there was no renewal period or expiration date and the agreement continues until the Company, the bank or both express a desire to terminate it. At December 5, 2004 this line was closed and a new line was opened. During the period ending December 5, 2004 the Company could borrow the lesser of $10,000,000 (not including existing letters of credit of $452,500) or an amount based on acceptable accounts receivable and inventory (the “Borrowing Base”). The line of credit was secured by substantially all assets of the Company and guaranteed by the Company and its subsidiaries. The borrowings under the line of credit was at the prime rate.
At December 5, 2005, the Company has a revolving line-of-credit agreement which is classified as a demand facility, with a termination date of December 2, 2007. The Company may borrow the lesser of $12,000,000 (not including existing letters of credit of $452,500) or an amount based on acceptable accounts receivable and inventory (the “Borrowing Base”). The borrowing base as of December 5, 2004 had a net availability for borrowing capacity of $9,202,599. The line of credit bears an interest rate of LIBOR plus 2.5% or prime at the discretion of the borrowers. The line of credit is secured by substantially all assets of the Company and guaranteed by the Company and its subsidiaries. At December 5, 2004 there were no amounts outstanding on this line-of-credit. The line-of-credit contains certain restrictive covenants. As of December 5, 2005, the Company was not in compliance with the covenant prohibiting employee loans.
NOTE G — PAYABLE TO STOCK SUPPLIER
Payable to stock supplier represents amount due to a vendor for purchase of tooling. This tooling is used to produce a purchased rifle stock. Repayment of the obligation is based on the number of the stocks purchased from this vendor. This obligation bears interest at 3.26% annually.
NOTE H — RELATED PARTY TRANSACTIONS
Due to related parties totaling $956,889 represents amounts due to a corporation related by common ownership and other related parties as of December 5, 2004. These borrowings are non-interest bearing and contain no stated maturity.
Sales to the above related corporation totaled $863,051 for the period ending December 5, 2004.
The Company sold certain capital assets to one of the owners of the Company. The net book value of the assets were $46,830. Proceeds from the sale were $23,400 resulting in a loss on the sale of $23,430.

11

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE H — RELATED PARTY TRANSACTIONS — Continued
The Company has entered into transactions with some of its employees and has outstanding receivables as of December 5, 2004 for $34,745 as a result of these transactions.
NOTE I — PRODUCT WARRANTY OBLIGATIONS
All firearm products of the Company carry a lifetime warranty against defects in either material or workmanship, whereby service or repairs will be made free of charge by the Company. Warranty cost for the period ending December 5, 2004 amounted to $202,345 and the company has established a warranty reserve of $226,065 for future costs based on management’s estimate of warranty exposure.
NOTE J — RESEARCH AND DEVELOPMENT
Research and development expenses amounted to $186,816 for the period ending December 5, 2004. The expense is included in the expense caption General and administrative in the Statement of Income.
NOTE K — ADVERTISING COSTS
Total advertising expense for the period ending December 5, 2004 amounted to $2,769,398.
NOTE L — RETIREMENT PLANS
The Company has a defined contribution profit-sharing plan covering substantially all employees based on certain eligibility criteria. The Board of Directors, at its discretion, determines contributions to be made from net income of the Company. The Board has approved an $820,401 profit-sharing contribution for the period ending December 5, 2004. Effective January 1, 1990, the Company added a 401(k) feature to the profit-sharing plan. The plan calls for the Company to make matching contributions equal to 50% of the first 6% of participating employees’ wages. The Company’s matching contribution is $171,998 for the period ending December 5, 2004.
In addition, the Company has a senior executive supplemental retirement plan (“executive plan”) for certain officers (President, Vice-President or Treasurer) as of December 5, 2004. This plan has been designed to reward the officers and directors for their years of service. Benefits under this plan are paid monthly (current maximum individual monthly benefit is $2,674 and is adjusted annually based on the percent change in the CPI for all Urban Consumers) for ten years following the retirement of an officer or director. This is an unfunded, non-qualified and non-contributory Plan whereas all future obligations are paid from the working capital of the Company. As of December 5, 2004, $895,167 has been accrued in the financial statements based upon the present value of the future obligation.

12

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE L — RETIREMENT PLANS — Continued
Estimated amounts to be paid in the next five fiscal years:

2005	$80,208
2006	128,333
2007	128,333
2008	128,333
2009	128,333
Thereafter	687,211

$1,280,751

Under the executive plan, the Company may also continue to pay the Company’s portion of health insurance premiums as offered to employees up until the retiree becomes eligible for medicare. As of December 5, 2004, there were four individuals eligible for such benefits of which two were not eligible for medicare. To date, no retirees have taken advantage of this benefit. Based on historical experience and management’s assessment, the Company has made no accrual for this potential liability.
NOTE M — OPERATING LEASES
The Company is leasing equipment under operating leases that expire in 2005. Rental payments under noncancelable operating leases were $94,602 in period January 1, 2004 through December 05, 2004.
Future minimum lease payments:

December 6 - 31, 2004	$3,303
2005	5,415
NOTE N — INCOME TAXES
The following sets forth the provision for income taxes as of December 5, 2004:

Current:
Federal	$3,707,683
State	980,845
Deferred:
Federal	(312,761)
State	(84,974)

Provision for income taxes	$4,290,793

13

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE N — INCOME TAXES — Continued
The differences between the income tax provision computed at the Federal statutory rate and the actual tax provision is accounted for as follows:

Taxes computed at the federal statutory rate	$3,398,700
State income taxes (net of federal benefit)	591,275
Effect of permanent differences	204,945
Other	95,873

Income tax provision	$4,290,793

Current deferred income taxes are comprised of:
Product liability accrual	$500,792
Allowance for doubtful accounts	197,214
Warranty reserve	89,500
Accrued vacation	81,281
Inventory capitalization under IRS rules	68,309
Other	66,127

Total current deferred income tax asset	$1,003,223

Long term deferred income tax assets/(liabilities) are comprised of:

Deferred compensation	$354,464
Capital loss carryforward	27,001
Depreciation	(613,313)

Subtotal	(231,848)

Valuation allowance	(27,001)

Net long-term deferred tax liability	$258,849

The Company has reserved approximately $27,000 against non-current deferred taxes for a capital loss carryforward which management does not anticipate utilizing prior to its expiration.

14

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE O — CONTINGENT LIABILITIES
The Company is a defendant in a number of cases involving product liability claims. At December 5, 2004, the Company has product liability accruals of $1,264,865. The Company has insurance coverage for claims in excess of its self-insured retention amount. Management believes that, in every case, the allegations of defective design are unfounded, and that the accident and any results therefrom have been due to negligence of misuse of the firearm by the plaintiff or a third party and that there should be no recovery against the Company. In the opinion of management, after consultation with its special and corporate counsel, the outcomes of these cases will not have a material adverse effect on the financial condition of the Company.
As part of an audit by the Internal Revenue Service (the “IRS”), the IRS has proposed an adjustment to increase tax due by $323,721. The Company has appealed this adjustment. The Company has accrued $125,000 at December 5, 2005 representing management’s best estimate of the liability.
The Company is liable for a percentage of the clean up of an environmental group site of a former vendor the Company used to do business with. The Company has a 0.05% responsibility for the total assessment of this site. The latest annual assessment for period July 1, 2004 to June 30, 2005 was $762,500 and the Company’s share was $404. The Company does not believe that its .05% share of the ultimate liability is material.
NOTE P — CREDIT RISK
The Company maintains its cash in bank deposit accounts at a local financial institution, which at times during the year may exceed federal insured limits. At December 5, 2004, the amount in excess of the federal insured limits was approximately $11,593,543. The Company has not experienced any losses in the accounts. The Company believes it is not exposed to any significant credit risk in its cash accounts. A portion of this amount was invested by the financial institution in U.S. Government backed securities. Shares of pooled U.S. Government-backed mortgage securities totaled approximately $452,323 at December 5, 2004.
NOTE Q — SPLIT-DOLLAR INSURANCE / CSV POLICY RECEIVABLE
The Company and two of its stockholders have purchased life insurance policies which are owned by the stockholders. Premiums on these policies are paid by both the Company and the stockholders personally. The agreements require the Company to be reimbursed for its share of the premiums paid upon termination of agreement or payment of death benefits. Amounts due from the stockholders relating to these agreements amounted to $813,614 at December 5, 2004. The Company also has five Life Insurance policies on the two stockholders for which the Company is the beneficiary. The cash surrender value of these policies amounted to $151,618 at December 5, 2004.

15

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements — Continued
December 5, 2004
NOTE R — CONCENTRATIONS
The Company has a sales concentration with one customer. Total sales to this customer for the period were $8,075,206, which represents 12.8% of total sales for the period.
NOTE S — SUBSEQUENT EVENTS
On December 5, 2004, an investment group under the name of Bear Lake Acquisition Corp. purchased 100% of the voting common stock of Bear Lake Holdings, Inc. and its subsidiaries. Through the date of the sale the Company had incurred $909,213 in costs associated with the sale on behalf of the buyers and the sellers. The Company has expensed $709,213 of this amount. Per the purchase and sale agreement the buyers must indemnify the Company for $200,000 if the transaction is not completed. The Company recorded this $200,000 as a prepaid expense until the sale is fully consummated.
The purchase and sale agreement included a $23,000,000 note payable to the sellers, which is to paid out through fiscal year 2008. Payments are based on annual “Excess Cash Flows” with a balloon payment in the final fiscal year for all unpaid principal and interest. The note bears a variable interest rate equal to prime rate plus three percent with a cap of nine percent.

16

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Bear Lake Holdings, Inc.
Rochester, New Hampshire 03867
We have audited the accompanying consolidated balance sheet of Bear Lake Holdings, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bear Lake Holdings, Inc. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Concord, New Hampshire
February 10, 2004

70 Commercial Street, Suite 401 Concord, NH 03301-5031	info@nathanwechsler.com www.nathanwechsler.com	P.O. Box 99 Laconia, NH 03246

v: 603-224-5357 f: 603-224-3792		v: 603-524-7651 f: 603-224-3792

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2003

ASSETS

CURRENT ASSETS
Cash	$4,756,029
Accounts receivable, trade, net of allowance for uncollectible accounts $235,000	9,668,871
Inventories	8,868,037
Prepaid expenses	871,167
Deferred income taxes	690,922
Other receivable	1,980

Total current assets	24,857,006

OTHER ASSETS
Cash surrender value of officers’ life insurance	151,618
Split-dollar insurance policy receivable	741,657
Loan origination fees, net of amortization $2,466	9,865
Investment	53,000
Long-term note receivable	39, 085

Total other assets	995,225

PROPERTY AND EQUIPMENT, net	3,064,543

$28,916,774

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$401,743
Current maturities of long-term debt	229,755
Accounts payable	1,479,975
Federal excise tax payable	136,389
Due to related parties	1,032,376
Accrued expenses	2,011,149
Income taxes payable	149,476
Accrued product liability reserve	1,054,865

Total current liabilities	6,495,728

NONCURRENT LIABILITIES
Long-term debt, net of current maturities	1,547,153
Deferred compensation liability	717,081
Deferred tax liability	344,283

Total noncurrent liabilities	2,608,517

COMMITMENTS AND CONTINGENCIES (See Notes)

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 10,000 shares; issued and outstanding 275 shares	3
Retained earnings	19,812,526

Total stockholders’ equity	19,812,529

$28,916,774

See Notes to Financial Statements.	Page 2

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
Year Ended December 31, 2003

Sales	$63,098,374
Federal fire arms taxes	3,428,872

Net sales	59,669,502

Cost of goods sold	31,717,856

Gross profit	27,951,646

Operating expenses:
General and administrative	7,072,750
Selling	7,939,375
Profit-sharing contribution and 401(k) matching	1,043,049

Total operating expenses	16,055,174

Operating income	11,896,472

Nonoperating income (expense):
Interest expense	(152,396)
Other expenses	(70,830)
Other income	399,284

176,058

Income before income taxes	12,072,530

Provision for income taxes:
Current expense	4,810,168
Deferred expense	3,295

4,813,463

Net income	7,259,067

Retained earnings, beginning of year	14,065,959

Less dividends paid	(1,512,500)

Retained earnings, end of year	$19,812, 526

See Notes to Financial Statements.	Page 3

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
STATEMENT OF CASH FLOWS
Year Ended December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,259,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	411,318
Amortization	2,466
Bad debt expense	52,907
Deferred tax benefit	3,295
Gain on sale of fixed assets	(35,934)
Increase in trade accounts receivable	(5,402,722)
Decrease in income taxes receivable	384,417
Decrease in other receivables	41,758
Decrease in inventories	448,349
Increase in split dollar life insurance	(147,170)
Decrease in long-term note receivable	3,738
Increase in prepaid expenses	(89,384)
Increase in accounts payable and accrued expenses	431,813
Decrease in due to related parties	(37,733)
Decrease in deferred compensation liability	(3,656)
Increase in income taxes payable	149,476
Increase in accrued product liability reserve	355,000

Net cash provided by operating activities	3,827,005

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(603,125)
Proceeds from sale of assets	290,000
Decrease in cash surrender value of officers’ life insurance	19,997
Purchase of investment	(53,000)

Net cash used in investing activities	(346,128)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on long-term borrowings	(222,281)
Dividends paid	(1,512,500)

Net cash used in financing activities	(1,734,781)

Net increase in cash	1,746,096

Cash, beginning of year	3,009,933

Cash, end of year	$4,756,029

See Notes to Financial Statements.	Page 4

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
STATEMENT OF CASH FLOWS (CONTINUED)
Year Ended December 31, 2003

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$152,396

Income taxes	$4,276,275

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of equipment:
Cost of equipment	$648,312
Amount financed	45,187

Cash paid for equipment	$603,125

Purchase of insurance through note payable	$401,743

See Notes to Financial Statements.	Page 5

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Nature of Business
The Company and its subsidiaries are engaged in the manufacture of castings and firearms. Firearms sold primarily to domestic distributors account for a significant percentage of sales. The castings produced by a subsidiary of the Company are used in manufacturing firearms and are also sold to customers throughout the United States.
Note 2. Significant Accounting Policies
Principles of consolidation: The Company was incorporated in 1992 in the State of Delaware as a holding company in which to consolidate a number of subsidiaries. The financial statements include the accounts of Bear Lake Holdings, Inc. and its wholly-owned subsidiaries, K. W. Thompson Tool Company, Inc., Thompson Center Arms Company, Inc., Welch Wood Products, Inc., Thompson Transportation, Inc., Thompson Construction Company, Inc., Walnut Hill Financial, Inc., O. L. Development, Inc. and Thompson Intellectual Properties, Ltd. All material intercompany balances and transactions, including profits on inventories, have been eliminated in consolidation.
Estimates and assumptions: Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results may differ from those estimates.
Revenue recognition: For financial reporting purposes, the Company is on the accrual method of accounting whereby revenue is recognized when earned and expenses are recognized when incurred.
Accounts receivable: Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions and the financial stability of its customers.
Inventories: Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.
Property, plant and equipment, depreciation and amortization: Property, plant and equipment are carried at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred, while those items which materially improve or extend the lives of existing assets are capitalized.
Depreciation of property and equipment is computed using both the straight-line and accelerated methods over the following estimated useful lives:

Years
Buildings and improvements	10-39
Machinery and equipment	5-10
Furniture and fixtures	5-10
Motor vehicles	5
(continued on next page)

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Loan origination fees are being amortized using the straight-line basis over the term of the related debt.
Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2003, the Company had no cash equivalents.
Income taxes: Deferred income taxes are provided for temporary differences between book and tax bases of assets and liabilities. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to differences between book and tax depreciation methods.
Deferred assets arising from future deductible expenses, relating to accrued product liability, the allowance for doubtful accounts, accrued vacation, deferred pension and compensation, are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Advertising costs: The Company follows the policy of charging the production costs of advertising to expense as incurred.
Note 3. Inventories
The composition of inventories is as follows:

December 31, 2003

Raw materials	$2,496,757
Work-in-process	3,479,744
Finished goods	2,891,536

Total	$8,868,037

Note 4. Investment
During the year ended December 31, 2003, the Company made an initial deposit on an investment in its product liability insurance company (PLIC) amounting to $53,000. The PLIC passed a resolution requiring all policyholders to purchase shares in the PLIC equal to one-third of the deposit premium for policies incepting between July 1, 2002 and June 30, 2003. For the Company, this amounts to a total investment of $106,000. Per the resolution, shares may be purchased over three years: 50% of the required investment must have been purchased by February 15, 2003, 25% of the required invesment must be purchased by February 15, 2004, and the remaining 25% of the required investment must be purchased by February 15, 2005. Dividends are paid on the paid-up portion at LIBOR plus 3%, subject to a minimum of 8%, annually for the first two years from issue. The shares hold no voting rights, and they are redeemable at the option of the Company or the PLIC any time after July 1, 2007. The shares may also be redeemable at the option of the PLIC if the Company ceases to be a policyholder.
(continued on next page)

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following is a schedule of the future required investment purchases:

2004	$26,500
2005	26,500

Total	$53,000

The Company’s investment is accounted for at cost, and is reflected on the balance sheet at $53,000 at December 31, 2003.
Note 5. Property, Plant and Equipment
Property, plant and equipment, at cost, is as follows:

Property, plant and equipment, at cost, December 31, 2003

Land	$57,800
Buildings and improvements	2,707,966
Machinery and equipment	3,487,224
Furniture and fixtures	613,035
Motor vehicles	267,727
Construction in progress	14,457

Total property, plant and equipment	7,148,209
Less accumulated depreciation	4,083,666

Total property, plant and equipment, net	$3,064,543

Depreciation expense for the year ended December 31, 2003 amounted to $411,318.
Note 6. Current Notes Payable, Long-Term Debt and Pledged Assets
Details of the Company’s notes payable are as follows:

Notes payable, December 31, 2003

Note payable, finance company, collateralized by insurance policies, with interest at 5.64%, payable in monthly installments of principal and interest of $76,124, due April 2004	$297,463
Note payable, finance company, collateralized by insurance policies, with interest at 5.03%, payable in monthly installments of principal and interest of $15,211, due July 2004	104,280

$401,743

(continued on next page)

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-term debt, December 31, 2003

Note payable, bank, collateralized by real property, with interest at Prime (4% at December 31, 2003), payable in monthly installments of $15,625 through January 2008, with the remaining balance of approximately $937,500 payable at that date	$1,687,500
Note payable, finance company, collateralized by a vehicle, with interest at 4.99%, payable in monthly installments of principal and interest of $1,246, due March 2007	43,149
Note payable, former stockholder, unsecured, with interest at 9%, payable in monthly installments of principal and interest of $2,350, due June 2005	42,459
Note payable, finance company, collateralized by equipment, without interest, payable in monthly installments of $950, due April 2004	3,800

1,776,908
Less current portion	229,755

Long-term debt	$1,547,153

At December 31, 2003, long-term debt matures as follows:

2004	$229,755
2005	218,354
2006	201,964
2007	189,335
2008	937,500

Total	$1,776,908

The Company has a revolving line-of-credit agreement which is classified as a demand facility, meaning that there is no renewal period or expiration date and the agreement continues until the Company, the bank or both express a desire to terminate it. The Company may borrow the lesser of $10,000,000 (not including existing letters of credit of $326,700) or an amount based on acceptable accounts receivable and inventory (the “Borrowing Base”). The line of credit is secured by substantially all assets of the Company and guaranteed by the Company and its subsidiaries. Borrowings bear interest at prime. At December 31, 2003 there were no amounts outstanding on this line-of-credit.
Note 7. Related Party Transactions
Due to related parties totaling $1,032,376 represents amounts due to a corporation related by common ownership and other related parties as of December 31, 2003. These borrowings are non-interest bearing and contain no stated maturity.
Sales to this related corporation totaled approximately $1,122,614 for the year ended December 31, 2003. In addition certain assets were sold to related parties during year ended December 31, 2003 for $290,000.

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 8. Product Warranty Obligations
All firearm products of the Company carry a lifetime warranty against defects in either material or workmanship, whereby service or repairs will be made free of charge by the Company. Warranty costs have not been material in amount during the 30-year period these products have been sold and, accordingly, management believes that no accrual for warranty costs is required.
Note 9. Research and Development
Research and development expenses amounted to $188,002 for the year ended December 31, 2003.
Note 10. Advertising Costs
Total advertising expense for the year ended December 31, 2003 amounted to $2,399,874.
Note 11. Retirement Plans
The Company has a defined contribution profit-sharing plan covering substantially all employees. The Board of Directors, at its discretion, determines contributions to be made from net income of the Company. The Board has approved a $862,663 profit-sharing contribution for 2003. Effective January 1, 1990, the Company added a 401 (k) feature to the profit-sharing plan. The plan calls for the Company to make matching contributions equal to 50% of the first 6% of participating employees’ wages. The Company’s matching contribution was $196,658 in 2003.
In addition, the Company has a deferred compensation plan for officers and directors. This plan has been designed to reward the officers and directors for their years of service. Benefits under this plan are paid monthly for ten years following the retirement of an officer or director. Amounts have been accrued in the financial statements based upon the present value of the future obligation.
Note 12. Operating Leases
The Company is leasing equipment under operating leases that expire in 2004. The minimum equipment rental payments under noncancelable operating leases are $91,642 for 2004.
Total rental expense under all lease agreements amounted to $101,835 during 2003.

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 13. Income Taxes
Deferred income taxes consist of the following components as of December 31, 2003:

Current Deferred Income Tax Asset, December 31, 2003

Allowance for doubtful accounts	$93,084
Product liability accrual	417,832
Accrued vacation	88,180
Inventory capitalization under Internal Revenue Service rules	91,826

Total current deferred income tax asset	$690,922

Noncurrent Deferred Income Tax Asset, December 31, 2003

Deferred compensation	$227,301

Noncurrent Deferred Income Tax Liability, December 31, 2003

Difference in book and tax basis of assets	$571,584

The deferred income tax amounts mentioned above have been classified on the accompanying balance sheets as follows:

December 31, 2003

Current deferred income tax asset	$690,922

Noncurrent deferred income tax asset	$227,301
Noncurrent deferred income tax liability	(571,584)

Net noncurrent deferred income tax liability	$(344,283)

The Company’s effective income tax rate differed from the statutory federal rate of 34% due to the effects of permanent book to tax differences and state income taxes.
Note 14. Contingent Liabilities
The Company is a defendant in a number of cases involving product liability claims. At December 31, 2003, the Company has product liability accruals of $1,054,865. The Company has insurance coverage for claims in excess of its self-insured retention amount. Management believes that, in every case, the allegations of defective design are unfounded, and that the accident and any results therefrom have been due to negligence or misuse of the firearm by the plaintiff or a third party and that there should be no recovery against the Company. In the opinion of management, after consultation with its special and corporate counsel, the outcomes of these cases will not have a material adverse effect on the financial condition of the Company.

BEAR LAKE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 15. Major Customers
The Company conducts business with one large customer which constitutes over 10% of total sales. For the year ended December 31, 2003, sales to this customer were approximately 16% of total sales. At December 31, 2003, accounts receivable from this customer totaled $1,417,087.
Note 16. Credit Risk
The Company maintains its cash in bank deposit accounts at a local financial institution, which at times during the year may exceed federal insured limits. At December 31, 2003, the amount in excess of the federal insured limits was approximately $4,700,000. This is not an unusual occurrence and the Company has not experienced any losses in the accounts. The Company believes it is not exposed to any significant credit risk in its cash accounts. A portion of this amount was invested by the financial institution in U.S. Government backed securities. Shares of pooled U.S. Government-backed mortgage securities pledged as collateral of this excess total approximately $1,184,000 at December 31, 2003.
Note 17. Split-Dollar Insurance Policy Receivable
The Company and two of its stockholders have purchased life insurance policies which are owned by the stockholders. Premiums on these policies are paid by both the Company and the stockholders personally. The agreements require the Company to be reimbursed for its share of the premiums paid upon termination of agreement or payment of death benefits. Amounts due from the stockholders relating to these agreements amounted to $741,657 at December 31, 2003.